Exhibit 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”), effective as of October 1, 2010 (the “Effective Date”), is made and entered into by and between First Data Corporation (the “Company”), First Data Holdings, Inc. (“Holdings”) and Jonathan J. Judge (“Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Holdings desire to employ Executive upon the terms and subject to the conditions hereinafter set forth, and Executive desires to accept such employment.

NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Effective Date. This Agreement is effective as of the Effective Date.

2. Employment; Term. Subject to the terms and conditions of this Agreement, the Company and Holdings agree to employ Executive for a period commencing on the Effective Date and continuing until the fifth anniversary of the Effective Date (the “Term”), on the terms and subject to the conditions set forth in this Agreement; provided, however, that commencing with the fifth anniversary of the Effective Date and on each such successive anniversary thereof (each an “Extension Date”), Executive’s period of employment hereunder shall be automatically extended for an additional one-year period, unless the Company and Holdings on the one hand or Executive on the other provides the other party or parties, as applicable, hereto 60 days’ prior written notice before the next Extension Date that the period of employment shall not be so extended.

3. Position, Duties and Administrative Support.

a. Position. While employed hereunder, Executive shall serve as the Company’s and Holdings’ Chief Executive Officer. Executive shall report to the Board of Directors of the Company (the “Board”) and perform such duties and responsibilities as may be prescribed from time to time by the Board, which shall be consistent with the responsibilities of chief executive officers of comparable companies in similar lines of business. During the Term, and for so long as the Company’s and Holdings’ common stock is not publicly traded, Executive shall be a member of the Board and of the Board of Directors of Holdings (the “Holdings Board”) and all other boards of directors of subsidiaries of the Company and Executive agrees that any such board service shall be without additional compensation. If the Company’s or Holdings’ common stock becomes publicly traded, the Company if its common stock becomes publicly traded shall cause the nominating and corporate governance committee of the Board (the “Nominating Committee”) and Holdings if its common stock becomes publicly traded shall cause the nominating and corporate governance committee of the Holdings Board (the “Holdings Nominating Committee”) to nominate Executive to serve as a member of the Board or the Holdings Board, as the case may be, each year Executive is slated for reelection to the Board or the Holdings Board. If the Company’s or Holding’s shareholders, as the case may be, vote in favor of the Nominating Committee’s or Holdings Nominating Committee’s nomination of Executive to serve as a member of the Board or the Holdings Board, as the case may be, Executive agrees to serve in such capacity and also agrees that any such board service shall be without additional compensation.

b. Full-Time Efforts. Executive shall perform and discharge faithfully, diligently and to the best of his ability such duties and responsibilities and shall devote his full business-time and efforts to the business and affairs of the Company and Holdings. Executive agrees to promote the best interests of the Company and Holdings.

c. Administrative Support. Executive shall be provided with office space and administrative support commensurate with his position as Chief Executive Officer of the Company and of Holdings.

d. No Interference With Duties. Executive shall not devote time to other activities which would inhibit or otherwise interfere with the proper performance of Executive’s duties and shall not be directly or indirectly concerned or interested in any other business, occupation, activity or interest other than by reason of holding a non-controlling interest as a shareholder, securities holder or debenture holder in a corporation quoted on a nationally recognized exchange (subject to any limitations in the Company’s Code of Business Conduct and Ethics). Executive may not serve as a member of a board of directors of a for-profit company, other than Holdings, the Company or any of its subsidiaries or affiliates, without the express approval of the Board; provided, however, that it shall not be a violation of this Agreement for Executive to manage personal business interests and investments and to engage in charitable and civic activities, so long as such activities do not interfere with the performance of Executive’s responsibilities under this Agreement. Notwithstanding anything herein to the contrary, Executive will not be prohibited from continuing to serve on the boards of the entities, or remain affiliated with those entities, in each case as set forth on Exhibit E hereto.

4. Work Standard. Executive hereby agrees that he shall at all times comply with and abide by all terms and conditions set forth in this Agreement, and all applicable work policies, procedures and rules as may be issued by the Company. Executive also agrees that he shall comply with all federal, state and local statutes, regulations and public ordinances governing the performance of his duties hereunder.

5. Compensation and Benefits.

a. Base Salary. Subject to the terms and conditions set forth in this Agreement, so long as Executive is employed hereunder, the Company shall pay Executive, and Executive shall accept, an annual rate of base salary (“Base Salary”) in the amount of $1,500,000 effective on the Effective Date. The Base Salary shall be paid in accordance with the Company’s normal payroll practices and may be increased (and not decreased) from time to time at the sole discretion of the Board, and each such increase (if any) shall thereafter be regarded as Executive’s “Base Salary” for all purposes under this Agreement.

b. Annual Bonus. With respect to each full fiscal year of the Company occurring during the Term, commencing with the 2011 fiscal year of the Company, Executive shall be eligible to earn under the Company’s annual bonus plan in effect for senior executive officers of the Company (the “Bonus Plan”) an annual bonus award (the “Annual Bonus”) in a target amount equal to 150% of his Base Salary (the “Target Bonus”), based upon the achievement by the Company of annual performance targets established by the compensation committee of the Board (the “Compensation Committee”) in consultation with Executive within the first three (3) months of each fiscal year occurring during the Term. The Compensation Committee may also, in its discretion, establish minimum and maximum target Annual Bonus opportunities for Executive, based upon such performance targets as the Compensation Committee, in consultation with Executive, may in its discretion elect to establish at the same time as such performance targets are established for the Target Bonus payment. Any Annual Bonus that becomes earned hereunder shall be paid within two and one-half (2-1/2) months after the last day of the fiscal year or such other date as is provided under the Bonus Plan and conforms to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”). As the actual amount payable to Executive as an Annual Bonus will be dependent upon the achievement of performance goals referred to in this Section 5(b), Executive’s actual Annual Bonus may be less than, greater than or equal to the Target Bonus. With respect to the Company’s fiscal year 2010, the Company shall pay Executive a guaranteed Annual Bonus amount equal to the product of (x) the Target Bonus amount and (y) a fraction, the numerator of which is equal to the number of days including and between the Effective Date and December 31, 2010, and the denominator of which is 365, to be paid at such time as annual bonuses are paid in accordance with normal Company practice, subject to Executive’s continued employment with the Company and Holdings through such payment date. The Annual Bonus must be paid in cash, and may not be deferred by the Company or made subject to a vesting schedule.

c. Signing Bonus. Within five (5) days after the Effective Date, the Company shall pay Executive a cash signing bonus equal to $5,000,000.

d. Equity Investment; Equity Incentive Grants.

(i) Investment. Within ten (10) business days following the Effective Date, Executive shall purchase a number of shares of Holdings’ common stock (“Common Stock”), which, subject to the terms and conditions of the Management Stockholder’s Agreement (as referenced in clause (iii) below), shall be fully vested, having an aggregate Fair Market Value (as such term is defined in the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates, as it may be amended from time to time (the “Plan”) equal to $4,000,000. At such time, Executive shall execute the Management Stockholder’s Agreement and Sale Participation Agreement (as referenced in clause (iii) below).

(ii) Options. At the first meeting of the Compensation Committee occurring after the Effective Date, Executive shall receive a grant from Holdings of an option to acquire 4,000,000 authorized shares or outstanding shares of Common Stock at an exercise price equal to the Fair Market Value per share, which is expected to equal $3.00 per share (the “Option”) in accordance with the Plan and pursuant to a grant agreement in the form of the Stock Option Agreement (as referenced in clause (iii) below), having a term of ten years and vesting (A) as to 50% of the shares at the rate of 20% per year (vesting on each of the first five anniversaries of the Effective Date), subject to

Executive’s continued employment with the Company and Holdings through each such date (and except as otherwise subject to (x) acceleration pursuant to the terms of the Stock Option Agreement or (y) forfeiture pursuant to the terms of the Management Stockholder’s Agreement), and (B) as to the other 50% of the shares upon the attainment of certain performance targets during the fiscal years 2011 through 2013 and subject to Executive’s continued employment with the Company and Holdings through the end of each such fiscal year (and except as otherwise subject to (x) acceleration pursuant to the terms of the Stock Option Agreement or (y) forfeiture pursuant to the terms of the Management Stockholder’s Agreement), all as provided in the Stock Option Agreement.

(iii) Annual Equity Grants. During the Term, if Executive earns all or any portion of an Annual Bonus for any given fiscal year of the Company, then, at the meeting of the Compensation Committee in which such Annual Bonus amount is determined, Holdings shall also grant Executive, at the same time as the Company confirms Executive’s final payout under the Bonus Plan, two equity incentive awards pursuant to the Plan, having a total value on such grant date (based on the Fair Market Value) equal to $1,000,000 in the case of the achievement of 100% of the Target Bonus amount (the “Annual Equity Awards”). In addition, the Compensation Committee may, in its discretion, establish minimum and maximum opportunities for Executive to earn a lesser or greater amount of equity incentive awards, based upon such performance targets as the Compensation Committee may, in its discretion, establish, in the event that the performance targets required to be achieved in order for the Annual Equity Awards to be granted are not achieved or are exceeded. At least fifty percent (50%) of the Annual Equity Awards to be paid upon achievement of 100% of the Target Bonus shall be granted in the form of restricted Common Stock or restricted Common Stock units, with the actual percentage of such award value to be determined at the time of the grant by the Compensation Committee. The remainder of such Annual Equity Awards shall be granted in the form of Options, with a per share exercise price equal to the Fair Market Value per share on the grant date. These grants shall only be made so long as Executive continues to be employed by the Company and Holdings through the relevant grant date, with the number of shares of Common Stock subject to each such award determined by dividing the applicable dollar value of each such grant (as allocated by the Compensation Committee) by the Fair Market Value per share on the applicable grant date. The vesting, forfeiture and (for Options) exercise terms of these awards shall be determined by the Compensation Committee, in consultation with Executive, consistent with a new annual equity incentive program to be established generally for officers and key employees of the Company, subject in all instances to the terms of the Plan, the Management Stockholder’s Agreement and the Sale Participation Agreement (as referenced below). For the avoidance of doubt, except for the Annual Equity Awards provided for in this paragraph (iii), Executive shall not be entitled to receive any other annual or periodic equity grants made to similarly situated executives of the Company and Holdings, unless otherwise determined by the Compensation Committee in its sole discretion; provided, however, that, for the avoidance of doubt, Executive shall be eligible for consideration for any such grants, with such eligibility to be on the same terms as similarly situated executives of the Company and Holdings.

(iv) Equity Documents. The forgoing equity arrangements shall be governed by the terms and conditions of certain documents, including a Management Stockholder’s Agreement, the Plan, a Stock Option Agreement and a Sale Participation Agreement, in the forms attached hereto as Exhibits A, B, C and D, respectively (collectively, the “Equity Documents”). Terms not defined herein shall be defined as in the Equity Documents.

e. Incentive, Savings and Retirement Plans. During the Term, in addition to those benefits provided to Executive pursuant to this Agreement, Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company (“Peer Executives”), and on the same basis as such Peer Executives.

f. Welfare Benefit Plans. During the Term, Executive and Executive’s eligible dependents shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, dental, life and disability insurance plans and programs) (“Welfare Plans”) to the extent applicable generally to Peer Executives.

g. Vacation. Upon the Effective Date and each anniversary thereafter for so long as Executive is employed hereunder, Executive shall be granted five (5) weeks’ paid vacation.

h. Business Expenses. Executive shall be reimbursed for all reasonable business expenses incurred in carrying out the work hereunder. Executive shall follow the Company’s expense procedures that generally apply to other Company executives in accordance with the policies, practices and procedures of the Company to the extent applicable generally to Peer Executives.

i. Perquisites. Executive shall be entitled to receive such executive perquisites, fringe and other benefits as are provided to Peer Executives and their families generally under any of the Company’s plans and/or programs in effect from time to time and such other benefits as are customarily available to executives of the Company and their families. Perquisites shall include (a) providing Executive with travel on a private airplane when Executive travels on business on behalf of the Company and (b) reasonable non-exclusive use of the Company’s plane for personal travel for Executive and his spouse, consistent with Company policy and practice (any income from which shall be imputed to Executive at SIFL rates in accordance with Treasury Regulation Section 1.61-21(g)(5)).

j. Relocation. The Company will reimburse Executive for reasonable and customary relocation expenses directly related to Executive’s relocation from the Rochester, New York area to the Atlanta, Georgia area, consistent with Company policy and practice.

6. Termination for Cause. This Agreement and Executive’s employment hereunder may be terminated immediately at any time by the Company or Holdings without any liability owing to Executive or Executive’s beneficiaries under this Agreement, except Base Salary through the date of termination, any unreimbursed business expenses incurred in accordance with Company policy, benefits under any plan or agreement covering Executive which shall be governed by the terms of such plan or agreement, and any rights of indemnification set forth in this Agreement which arise from circumstances unrelated to the events constituting Cause, under the following conditions, each of which shall constitute “Cause” or “Termination for Cause”:

a. Continued failure substantially to perform duties with the Company or any subsidiary or affiliate thereof (other than as a result of total or partial incapacity due to physical or mental illness);

b. Willful malfeasance or willful misconduct in connection with Executive’s duties with the Company or any of its subsidiaries or affiliates or any willful misrepresentation, willful act or willful omission which is injurious to the financial condition or business reputation of the Company or any of its affiliates;

c. A material breach of the provisions of Sections 13-16 of this Agreement, provided that in all cases, Executive shall be given written notice by the Company of such failure and a period of at least ten (10) business days following the delivery of such notice to cure the breach, to the extent the breach is curable; or

d. Conviction of or plea of guilty or nolo contendere to a crime constituting (i) a felony under the laws of the United States or any state thereof or (ii) a misdemeanor involving moral turpitude.

For the purposes hereof, no act, or failure to act, by Executive will be deemed “willful” unless done, or omitted to be done, by Executive not in good faith and without reasonable belief Executive’s act, or failure to act, was in the best interest of the Company or Holdings, and under no circumstances will the failure to meet performance targets, after a good faith attempt to do so, in and of itself constitute Cause. A termination for Cause under (x) Section 6(d) above shall be effective when the Company or Holdings has given Executive written notice of its intention to terminate Executive for Cause, describing those acts or omissions that are believed to constitute Cause, and (y) Section 6(a) or (b) shall be effective when the Company or Holdings has given Executive written notice of his failure to perform or his conduct, act or omission, respectively, and Executive has not cured such failure, conduct, act or omission, in the reasonable judgment of the Board or the Holdings Board, as applicable, within ten (10) business days following delivery of such notice; provided that in all cases, no termination for Cause shall be effective unless the Board or the Holdings Board, as applicable, has determined, by majority vote, that Executive’s conduct constitutes Cause hereunder and in the case of a breach under Section 6(a) or (b) above that Executive has not substantially cured the breach; provided, further, that Cause shall cease to exist for an event on the 90th day following the later of its occurrence or the date upon which the Company or Holdings had knowledge of, or should have reasonably had knowledge of, such event, unless the Company or Holdings has given Executive written notice thereof prior to such date.

7. Termination Upon Death. Notwithstanding anything herein to the contrary, this Agreement and Executive’s employment hereunder shall terminate immediately upon Executive’s death, and neither the Company nor Holdings shall have any further liability to Executive or his beneficiaries under this Agreement, other than for the timely payment or provision of the Termination Payment and the Other Benefits (as defined in Sections 9(a)(i) and

9(a)(ii), respectively), including without limitation benefits under such plans, programs, practices and policies relating to death benefits, if any, as are applicable to Executive on the date of his death, and for any rights of indemnification set forth in this Agreement.

8. Disability.

a. If the Company or Holdings determines in good faith that the Disability of Executive has occurred during the Term (pursuant to the definition of Disability set forth below), either the Company or Holdings may give to Executive written notice of its intention to terminate Executive’s employment and this Agreement. In such event, Executive’s employment with the Company and Holdings and this Agreement shall terminate effective on the date provided in such notice (the “Disability Effective Date”). If Executive’s employment is terminated by reason of his Disability, this Agreement shall terminate without further obligations to Executive, except that the Company shall provide Executive with the payment or provision of the Termination Payment and the Other Benefits (as such terms are defined in Section 9(a)(i) and (ii)(F) below), including without limitation benefits under such plans, programs, practices and policies relating to disability benefits, if any, as are applicable to Executive on the Disability Effective Date, and any rights of indemnification set forth in this Agreement.

b. For purposes of this Agreement, “Disability” shall mean: (i) a long-term disability entitling Executive to receive benefits under the Company’s long-term disability plan as then in effect or under Executive’s portable long-term disability insurance policy; or (ii) if no such plan is then in effect or, in the case of the plan, the plan is in effect but does not apply to Executive, then “Disability” shall be as defined pursuant to Section 409A of the Code. Under this Section 8, unless otherwise required by law, the existence of a Disability shall be determined by the Company or Holdings, only upon receipt of a written medical opinion from a qualified physician selected by or acceptable to the Company or Holdings, as applicable, and Executive. In this circumstance, to the extent permitted by law, Executive shall, if reasonably requested by the Company or Holdings, submit to a physical examination by that qualified physician.

9. Termination by the Company or Holdings without Cause or by Executive for Good Reason. If this Agreement and Executive’s employment hereunder is terminated by the Company or Holdings without Cause or by Executive for Good Reason (as defined below) prior to the expiration of the Term (it being understood by the parties that termination by death or Disability shall not constitute a termination without Cause), then Executive shall be entitled to the following benefits upon the execution and effectiveness of the Release attached hereto and made a part hereof (the “Release”). For all purposes under Section 8 and this Section 9, any payments due to Executive solely as a result of a termination of his employment that is not a “separation from service” shall be postponed until the occurrence of a “separation from service” (or such earlier permitted event) to the extent necessary to satisfy Section 409A of the Code.

a. (i) Commencing on the 60th day after Executive’s termination of employment, but contingent upon the execution and effectiveness of the Release attached hereto prior to such date, and subject to Section 19(r) below, Executive shall be entitled to:

(A)	payment, in installments, ratably over twenty-four (24) months after such date (the “Severance Period”) in accordance with the Company’s normal payroll cycle and procedures, of an amount equal to the product of (x) two (2) multiplied by (y) the sum of (A) Executive’s Base Salary in effect as of the date of termination, and (B) the average of Executive’s Target Bonus for the Company’s fiscal year in which his termination of employment occurs and the immediately prior fiscal year, or the Target Bonus solely for the fiscal year in which the termination occurs, if Executive was not employed by the Company in the immediately preceding fiscal year (the “Termination Payment”); provided that in the event of Executive’s termination of employment by Executive for Good Reason as a result of a Change of Control (within the meaning of Section 409A of the Code) within two years following such Change of Control, the Termination Payment shall be made in a lump sum cash payment; and

(B)	a monthly amount equal to the applicable COBRA premiums for Executive and his eligible dependents, including medical, dental and prescription drug coverage for Executive and his dependents, for the period from the date of termination until the earlier of (i) the end of the Severance Period or (ii) the date on which Executive becomes eligible to receive comparable benefits from a subsequent employer; provided, however, that if there are any delayed payment requirements for the first sixty (60) days or six (6) months after the date of termination, the amounts for such period shall be payable in lump sum immediately after the end of the delay until such time as Executive becomes eligible for substantially similar benefits from another employer.

(ii) Except as otherwise provided for in this clause (ii), on the 60th day after Executive’s termination of employment, to the extent not theretofore paid or provided to Executive, Executive shall be entitled to: (A) any other accrued but unpaid Base Salary to the date of termination of employment; (B) any Annual Bonus earned but unpaid for fiscal years ended prior to the year in which the date of termination occurs; (C) a pro rata portion of the Annual Bonus for the fiscal year in which the termination of employment occurs, equal to the product of (x) the full Annual Bonus that would otherwise be payable in respect of such year if Executive had remained employed through such year, without any reduction due to individual performance factors, and (y) a fraction, the numerator of which is equal to the number of days elapsed in such fiscal year to the date of termination and the denominator of which is 365, with such bonus amount to be paid in the calendar year following the year in which Executive’s termination occurred at the time that the full Annual Bonus would have been paid had Executive’s employment not been terminated, (D) a pro rata amount of the Annual Equity Award for the fiscal year in which the termination of employment occurs, payable in cash, equal to the product of (x) the full dollar amount of the Annual Equity Awards that would otherwise have been granted in respect of such year (if any) if Executive had remained employed through such year and

(y) a fraction, the numerator of which is equal to the number of days elapsed in such fiscal year to the date of termination and the denominator of which is 365, with the dollar amount of such Annual Equity Award to be paid in the calendar year following the year in which Executive’s termination occurred, at the time that the full Annual Bonus would have been paid had Executive’s employment not been terminated; (E) to the extent applicable to Executive and to the extent provided under the terms of the Severance/Change in Control Policy (as defined below), if any outstanding cash incentive awards (excluding for the avoidance of doubt any Annual Equity Awards) granted to Executive are eligible to become fully vested and payable solely contingent upon Executive’s continued employment hereunder and the passage of time, continued vesting of such awards, with payment of such awards to be made in accordance with the awards’ terms, notwithstanding Executive’s earlier termination of employment, and (F) other amounts or accrued benefits required to be paid or provided or which Executive is eligible to receive (whether on such 60th day or thereafter) under any employee benefit plan, program, policy or practice or contract or agreement of the Company (all of such other amounts and benefits referred to in this Section 9(a)(ii) shall be referred to in this Agreement as the “Other Benefits”). For the avoidance of doubt, Executive shall not be a participant in that certain Company Severance/Change in Control Policy as amended and restated effective as of September 24, 2007 and amended by Amendment No. 1 thereto, as it may be further amended from time to time (the “Severance/ Change in Control Policy”).

b. In the event that there is an alleged material breach by Executive of any continuing obligations under Sections 14 or 16 of this Agreement or the Release, any unpaid amounts under this Section 9 shall be suspended until such time as there has been a final determination made by the appropriate tribunal that Executive is in fact materially breached any provision of such section, at which time any right to further payment shall be forfeited. The Company shall only implement a payment suspension following written notice of such breach and providing Executive a period of at least 30 days following such written notice to cure the material breach. Any payments or reimbursements under this Section 9 shall not be deemed the continuation of Executive’s employment for any purpose. Except as specifically enumerated in the Release, the Company’s payment obligations under this Section 9 will not negate or reduce (i) any amounts otherwise due but not yet paid to Executive by the Company, (ii) any other amounts payable to Executive outside this Agreement, (iii) those benefits owed under any other plan or agreement covering Executive which shall be governed by the terms of such plan or agreement or (iv) any amounts due to Executive under his rights of indemnification hereunder or otherwise.

c. For purposes of this Agreement, “Good Reason” shall mean:

(i) A reduction by the Company in Executive’s Base Salary or Annual Bonus (other than a general reduction in Base Salary or Annual Bonus that affects all members of senior management of the Company and its subsidiaries equally);

(ii) A relocation of Executive’s primary workplace by more than fifty (50) miles from Executive’s current workplace location;

(iii) A substantial reduction in or demotion of Executive’s duties, responsibilities or title or a change in Executive’s reporting responsibilities under this Agreement, so that he is no longer required to report only to the Board; it being understood that if, following a Change of Control, Executive ceases to remain Chief Executive Officer of the entire operating entity that both comprises the business of the Company immediately prior to a Change of Control and the business (or businesses) of the entity (or entities) involved in such transaction, ceasing to serve as such will be considered a substantial reduction in or demotion of Executive’s duties, responsibilities or title or a change in Executive’s reporting responsibilities under this Agreement; or

(iv) A material breach by the Company of this Agreement.

provided that any of the events described in clauses (i), (ii), (iii) and (iv) of this Section 9(c) shall constitute Good Reason only if the Company fails to cure such event within thirty (30) days after receipt from Executive of written notice of the event which constitutes Good Reason; provided, further, that Good Reason shall not include any isolated, insubstantial and inadvertent failure by the Company that is not in bad faith and is cured within ten (10) business days after Executive gives the Company notice of such event; provided, further, that any notice of termination by Executive as a result of “Good Reason” shall be given within ninety (90) days after the initial occurrence of the condition giving rise to “Good Reason” and termination for “Good Reason” occurs within 180 days after such initial occurrence of the condition giving rise to “Good Reason.”

d. Respecting all amounts due to Executive under this Section 8, Section 9 or under Section 10, Executive shall not be obliged to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of employment by another employer, except as specifically set forth in this Agreement.

10. Non-Renewal of Term. In the event the Company elects not to extend the Term pursuant to Section 2, unless Executive’s employment is earlier terminated pursuant to Section 6, 7, 8 or 9 of this Agreement, the expiration of the Term and Executive’s termination of employment hereunder shall occur on the close of business on the day immediately preceding the next scheduled Extension Date and Executive shall be entitled to receive the payments and benefits applicable to a termination of Executive’s employment without Cause pursuant to Section 9, on the same terms and conditions as are applicable under Section 9. Executive shall have no further rights to any compensation or any other benefits under this Agreement.

11. No Disparaging Statement. Executive and the Company covenant and agree that they shall not engage in any communications which shall disparage one another or interfere with their existing or prospective business relationships.

12. Business Protection Provision Definitions.

a. Preamble. As a material inducement to the Company and Holdings to enter into this Agreement, and in recognition of the valuable experience, knowledge and proprietary information Executive has gained or will gain while employed, Executive agrees to abide by and adhere to the business protection provisions in Sections 12, 13, 14, 15, 16, and 17 herein.

b. Definitions. For purposes of Sections 12, 13, 14, 15 and 16 herein:

(i) “Competitive Position” shall mean any employment, consulting, advisory, directorship, agency, promotional or independent contractor arrangement between Executive and (x) any person or Entity (as defined below) engaged wholly or in material part in the business in which the Company is engaged (i.e., the electronic commerce and payment solutions business for merchants, financial institutions and card issuers), including but not limited to such other similar businesses as Visa, Mastercard, Discover, Western Union, Global Payments, Inc., Fidelity Nat’l Info Services, Affiliated Computer Services, and ADP or (y) any person or Entity then attempting or planning to enter the electronic commerce and payments solutions business; provided in the case of (x) or (y) that Executive is required to perform services on behalf of or for the benefit of such person or Entity which are substantially similar to the services Executive provided or directed at any time while employed by the Company or any of its affiliates.

(ii) “Confidential Information” shall mean the proprietary or confidential data, information, documents or materials (whether oral, written, electronic or otherwise) belonging to or pertaining to the Company and Holdings, other than “Trade Secrets” (as defined below), which is of tangible or intangible value to the Company and Holdings and the details of which are not generally known to the competitors of the Company and Holdings. Confidential Information shall also include any items marked “CONFIDENTIAL” or some similar designation or which are otherwise identified as being confidential and which are not in the public domain (so long as any such information that is in the public domain has not become in the public domain through the acts or omissions of Executive).

(iii) “Entity” or “Entities” shall mean any business, individual, partnership, joint venture, agency, governmental agency, body or subdivision, association, firm, corporation, limited liability company or other entity of any kind.

(iv) “Restricted Period” shall mean two (2) years following Executive’s termination date in the event of (i) any termination prior to the expiration of the Term or any extension thereof or (ii) the Company’s or Holdings’ election not to extend the Term pursuant to Section 2 above.

(v) “Territory” shall include those states in which the Company or Holdings conducts its business at Executive’s termination date or those states in which the Company or Holdings has specific and demonstrable plans to conduct its business within six months of Executive’s termination date.

(vi) “Trade Secrets” shall mean information or data of or about the Company or Holdings, including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers that: (A) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; (B) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and (C) includes any other information which is defined as a “trade secret” under applicable law. Trade Secrets exclude any information in the public domain so long as any such Trade Secrets that are in the public domain have not become in the public domain through the acts or omissions of Executive.

(vii) “Work Product” shall mean all tangible work product, property, data, documentation, “know-how,” concepts or plans, inventions, improvements, techniques and processes relating to the Company or Holdings that were conceived, discovered, created, written, revised or developed by Executive while employed by the Company or Holdings.

13. Nondisclosure: Ownership of Proprietary Property.

a. In recognition of the Company’s and Holdings’ need to protect its legitimate business interests, Executive hereby covenants and agrees that, during the Term and thereafter (as described below), Executive shall regard and treat Trade Secrets and Confidential Information as strictly confidential and wholly-owned by the Company or Holdings, as applicable, and shall not, for any reason, in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, misappropriate or otherwise communicate any Trade Secrets or Confidential Information to any person or Entity for any purpose other than in accordance with Executive’s duties under this Agreement or as required by applicable law. This provision shall apply to each item constituting a Trade Secret at all times it remains a “trade secret” under applicable law and shall apply to any Confidential Information, during employment and for the Restricted Period thereafter.

b. Executive shall exercise best efforts to ensure the continued confidentiality of all Trade Secrets and Confidential Information and shall immediately notify the Company or Holdings, as applicable, of any unauthorized disclosure or use of any Trade Secrets or Confidential Information of which Executive becomes aware. At times mutually and reasonably convenient, Executive shall assist the Company or Holdings, as applicable, to the extent reasonably requested, in the protection or procurement of any intellectual property protection or other rights in any of the Trade Secrets or Confidential Information. Executive shall be reimbursed for his time spent on such assistance at such reasonable rates as are mutually agreed to by the parties.

c. All Work Product shall be owned exclusively by the Company. To the greatest extent possible, any Work Product shall be deemed to be “work made for hire” (as defined in the Copyright Act, 17 U.S.C.A. § 101 et seq., as amended), and Executive hereby unconditionally and irrevocably transfers and assigns to the Company all right, title and interest Executive currently has or may have by operation of law or otherwise in or to any Work Product, including, without limitation, all patents, copyrights, trademarks (and the goodwill associated therewith), trade secrets, service marks (and the goodwill associated therewith) and other intellectual property rights. Executive agrees to execute and deliver to the Company any transfers, assignments, documents or other instruments which the Company may deem necessary or appropriate, from time to time, to protect the rights granted herein or to vest complete title and ownership of any and all Work Product, and all associated intellectual property and other rights therein, exclusively in the Company.

14. Non-Interference with Executives. Through the Term and thereafter throughout the Restricted Period, Executive will not, either directly or indirectly, alone or in conjunction with any other person or Entity: actively recruit, solicit, attempt to solicit, induce or attempt to induce any person who is an exempt executive of the Company or any of its subsidiaries or affiliates to leave or cease such employment for any reason whatsoever;

15. Non-Interference with Business Relationships.

a. Executive acknowledges that, in the course of employment, Executive will learn about the Company’s and Holdings’ business, services, materials, programs and products and the manner in which they are developed, marketed, serviced and provided. Executive knows and acknowledges that the Company and Holdings have invested considerable time and money in developing its products, vendor and other service provider relationships and agreements, and marketing techniques and that those things are unique and original. Executive further acknowledges that the Company and Holdings have a strong business reason to keep secret information relating to the Company’s and Holdings’ business concepts, ideas, programs, plans and processes, so as not to aid the Company’s and Holdings’ competitors. Accordingly, Executive acknowledges and agrees that the protection outlined in (b) below is necessary and reasonable.

b. During the Restricted Period, Executive will not, on Executive’s own behalf or on behalf of any other person or Entity, solicit, contact, call upon, or communicate with any person or entity or any representative of any person or Entity who has a business relationship with the Company or Holdings and with whom Executive had business contact while employed, if such contact or communication is reasonably likely to interfere with the Company’s or Holdings’ business relationships or result in unfair competitive advantage over the Company or Holdings.

16. Agreement Not to Work in Competitive Position. Executive covenants and agrees not to accept, obtain or work in a Competitive Position within the Territory for the Restricted Period. Nothing in this Section 16 shall prohibit Executive from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) an owner of not more than two percent of the outstanding stock of any class of a corporation, any securities of which are publicly traded, so long as Executive has no active participation in the business of such corporation.

17. Acknowledgements Regarding Sections 12 – 16.

a. Executive, the Company and Holdings expressly covenant and agree that the scope, territorial, time and other restrictions contained in Sections 12 through 16 of this Agreement constitute the most reasonable and equitable restrictions possible to protect the business interests of the Company and Holdings given: (i) the business of the Company and Holdings; (ii) the competitive nature of the Company’s industry; and (iii) that Executive’s skills are such that Executive could easily find alternative, commensurate employment or consulting work in Executive’s field which would not violate any of the provisions of this Agreement.

b. Executive acknowledges that the compensation and benefits described in Sections 5 and 9 are also in consideration of his covenants and agreements contained in Sections 12 through 16 hereof.

c. Executive acknowledges and agrees that a breach by Executive of the obligations set forth in Sections 12 through 16 will likely cause the Company and/or Holdings irreparable injury and that, in such event, the Company and/or Holdings shall be entitled to seek injunctive relief in addition to such other and further relief as may be proper.

d. The parties agree that if, at any time, a court of competent jurisdiction determines that any of the provisions of Section 12 through 16 are unreasonable under Georgia law as to time or area or both, the Company and/or Holdings shall be entitled to enforce this Agreement for such period of time or within such area as may be determined reasonable by such court.

18. Return of Materials. Upon Executive’s termination, Executive shall return to the Company all written, electronic, recorded or graphic materials of any kind belonging or relating to the Company or its affiliates, including any originals, copies and abstracts in Executive’s possession or control. Executive’s rolodex (or other tangible or electronic address book), his financial, benefit and compensation records and files, and his cellular telephone number are Executive’s personal property.

19. General Provisions.

a. Amendment. This Agreement may be amended or modified only by a writing signed by the parties hereto.

b. Binding Agreement. This Agreement shall inure to the benefit of and be binding upon Executive, his heirs and personal representatives, and the Company and Holdings and their respective successors and assigns. In the event of Executive’s death prior to payment of all amounts due to Executive under this Agreement, the remaining unpaid amounts shall be paid to Executive’s estate as and when such amounts would have been paid to Executive had he survived.

c. Waiver Of Breach. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

d. Indemnification.

(i) The Company shall indemnify and hold Executive harmless during his employment or service as a member of the Board (or both) to the maximum extent and provided under and subject to the terms of the Company’s charter and by-laws (as in effect as of the date hereof, subject to any across- the-board changes applicable to senior executives of comparable stature to Executive) and applicable law. During the Term and for a term of six years thereafter, the Company shall purchase and maintain, at its own expense, directors and officers liability insurance providing coverage for Executive in the same amount as for members of the Board in respect of acts and omissions of Executive in his capacity as such or as a director of the Company and occurring during Executive’s employment or service as a member of the Board (or both).

(ii) Executive shall provide his reasonable cooperation in connection with any proceeding (or any appeal from any proceeding) referenced above, as well as any proceeding which relates to events occurring during Executive’s employment hereunder.

e. Unsecured General Creditor. The Company shall neither reserve nor specifically set aside funds for the payment of its obligations under this Agreement, and such obligations shall be paid solely from the general assets of the Company.

f. No Effect On Other Arrangements. It is expressly understood and agreed that the payments made in accordance with this Agreement are in addition to any other benefits or compensation to which Executive may be entitled or for which Executive may be eligible.

g. Tax Withholding. There shall be deducted from each payment under this Agreement the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of Executive.

h. Section 280G.

(i) The Company agrees that during the Term of this Agreement and for a period of two years thereafter, the Company will continue in effect for the benefit of Executive the provisions of Section 8 of the Severance/ Change in Control Policy as such provisions exist on the date of this Agreement.

(ii) To the extent that the Company or Holdings does not have any readily tradable public stock, and in the event that it shall be determined that any right to receive the payments and/or other benefits under this Agreement to or for the benefit of Executive (the “Payments”) in connection with a future change in control, would not be deductible, in whole or part when aggregated with any other right, payment or benefit to or for Executive under all other agreements or benefit plans of the Company, by the Company or the person making such payment or distribution or providing such right or benefit as a result of Section 280G of Code, the Company shall use its commercially reasonable best efforts to prepare and deliver to its stockholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to the Payments to obtain the approval of the Company’s stockholders in accordance with Section 280G(b)(5)(B) of the Code and the regulation codified at 26 C.F.R. §1.280G-1, and Executive shall use his reasonable best efforts to cooperate in connection with such procedure (including, if required, executing a waiver of any Payments to which he might otherwise be entitled that may be submitted for approval to such stockholders).

i. Notices.

(i) All notices and all other communications provided for herein shall be in writing and delivered personally to the other designated party, or mailed by certified or registered mail, return receipt requested, or delivered by a recognized national overnight courier service, as follows:

If to the Company to:	First Data Corporation
5565 Glenridge Connector, NE
Atlanta, GA 30342
Attention: General Counsel

If to Holdings to:	First Data Holdings, Inc.
5565 Glenridge Connector, NE
Atlanta, GA 30342
Attention: General Counsel

with a copy to:	Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Andrea K. Wahlquist, Esq.

If to Executive to:	(Last address of Executive on the payroll records of the Company unless otherwise directed in writing by Executive)

with a copy to:	Proskauer LLP
1525 Broadway
New York, New York 10036
Attention: Michael J. Album, Esq.

(ii) All notices sent under this Agreement shall be deemed given twenty-four (24) hours after sent by courier, seventy-two (72) hours after sent by certified or registered mail and when delivered if by personal delivery.

(iii) Any party hereto may change the address to which notice is to be sent hereunder by written notice to the other parties in accordance with the provisions of this Section.

j. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (without giving effect to conflict of laws).

k. Arbitration. If any contest or dispute arises among the parties with respect to this Agreement, such contest or dispute shall be submitted to binding arbitration for resolution in Atlanta, Georgia in accordance with the rules and procedures of the Employment Dispute Resolution Rules of the American Arbitration Association then in effect. The Company and Executive shall each bear 50% of the costs related to such arbitration. If the arbitrator determines that Executive is the prevailing party in the dispute, then the Company shall reimburse Executive for his reasonable legal or other fees and expenses incurred in such arbitration subject to and within ten days after his request for reimbursement accompanied by evidence that the fees and expenses were incurred. Any reimbursement hereunder shall be paid to Executive promptly and in no event later than the end of the year next following the date the expense was incurred. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Notwithstanding the foregoing, Executive acknowledges and agrees that the Company, its subsidiaries and any of their respective affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Sections 12 through 16 of this Agreement.

l. Entire Agreement. This Agreement contains the full and complete understanding of the parties hereto with respect to the subject matter contained herein and, unless specifically provided herein, this Agreement supersedes and replaces any prior agreement, either oral or written, which Executive may have with the Company or Holdings that relates generally to the same subject matter. In the event of any inconsistency between this Agreement and any other plan, program, practice of or agreement with the Company, this Agreement shall control unless such other plan, program, practice or agreement provides otherwise by specific reference to this Section 19(l).

m. Assignment. This Agreement may not be assigned by Executive, and any attempted assignment shall be null and void and of no force or effect. All amounts otherwise due and owing to Executive hereunder immediately prior to his death shall be paid to his estate in the event that he dies before receipt thereof.

n. Severability. If any one or more of the terms, provisions, covenants or restrictions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect, and to that end the provisions hereof shall be deemed severable.

o. Survival. The provisions of Sections 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18 and 19 shall survive any termination of Executive’s employment and any termination of this Agreement.

p. Section Headings. The Section headings set forth herein are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement whatsoever.

q. Voluntary Agreement. Executive, the Company and Holdings represent and agree that each has reviewed all aspects of this Agreement, has carefully read and fully understands all provisions of this Agreement, and is voluntarily entering into this Agreement. Each party represents and agrees that such party has had the opportunity to review any and all aspects of this Agreement with legal, tax or other adviser(s) of such party’s choice before executing this Agreement.

r. Nonqualified Deferred Compensation Omnibus Provision. It is intended that any payment or benefit which is provided pursuant to or in connection with this Agreement which is considered to be a deferral of compensation within the meaning of Section 409A of the Code shall be paid and provided in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting such compliance with Section 409A of the Code, the following shall apply:

(i) Notwithstanding any other provision of this Agreement, the Company is authorized to amend this Agreement, to void or amend any election made by Executive under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be necessary to comply, or to evidence or further evidence required compliance, with Section 409A of the Code (including any transition or grandfather rules thereunder); provided, no such amendment shall be effective without Executive’s consent to the extent reducing the economic value of the Agreement to Executive (as determined on a pre-tax basis).

(ii) Neither Executive nor the Company shall take any action to accelerate or delay the payment of any monies and/or provision of any benefits in any manner which would not be in compliance with Section 409A of the Code (including any transition or grandfather rules thereunder). Notwithstanding the foregoing:

(A)	Payment may be delayed for a reasonable period in the event the payment is not administratively practical due to events beyond the recipient’s control such as where the recipient is not competent to receive the benefit payment, there is a dispute as to the amount due or the proper recipient of such benefit payment, additional time is needed to calculate the amount payable, or the payment would jeopardize the solvency of the Company; and

(B)	Payments shall be delayed in the following circumstances: (1) where the Company reasonably anticipates that the payment will violate the terms of a loan agreement to which the Company is a party and that the violation would cause material harm to the Company; or (2) where the Company reasonably anticipates that the payment will violate federal securities laws or other applicable laws; provided that any payment delayed by operation of this clause (B) will be made at the earliest date at which the Company reasonably anticipates that the payment will not be limited or cause the violations described;

Provided, such delay in payment shall occur only in a manner that satisfies the requirements of Section 409A of the Code and regulations thereunder.

(iii) If at the time of any separation from service Executive is a specified employee at a time in which the Company (or successor) is a publicly traded corporation, within the meaning of Section 409A(a)(2)(B)(i) of the Code and regulations thereunder, to the minimum extent required to satisfy Section 409A(a)(2)(B)(i) of the Code and regulations thereunder, any payment or provision of benefits to Executive in connection with his separation from service (as determined for purposes of Section 409A of the Code) shall be postponed and paid in a lump sum on the first business day following the date that is six months after Executive’s separation from service (the “409A Deferral Period”), and the remaining payments due to be made in installments or periodically after the 409A Deferral Period shall be made as otherwise scheduled. In the event benefits are required to be so postponed, any such benefit may be provided during the 409A Deferral Period at Executive’s expense, with Executive having a right to reimbursement from the Company promptly after the 409A Deferral Period ends, and the balance of the benefits shall be provided as otherwise scheduled.

(iv) If a “change of ownership or effective control of the Company or of the ownership of a substantial portion of the assets of the Company” under Section 280G of the Code (“280G CiC”) occurs which does not constitute a change in ownership of the Company or in the ownership of a substantial portion of the assets of the Company as provided in Section 409A(a)(2)(A)(v) of the Code, then payment of any amount or provision of any benefit payable pursuant to such 280G CiC under this Agreement which is considered to be a deferral of compensation subject to Section 409A of the Code shall be postponed until another permissible payment event contained in Section 409A of the Code occurs (e.g., death, disability, separation from service from the Company and its affiliated companies as defined for purposes of Section 409A of the Code), including any deferral of payment or provision of benefits for the 409A Deferral Period as provided above.

(v) References under this Agreement to Executive’s termination of employment shall be deemed to refer to the date upon which Executive has experienced a “separation from service” within the meaning of Section 409A of the Code. All payments made under this Agreement shall constitute “separate payments” for purposes of Section 409A of the Code. To the extent any reimbursements or in-kind benefits due to Executive under this Agreement constitute “deferred compensation” under Section 409A of the Code, any such reimbursements or in-kind benefits shall be paid to Executive in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv).

s. Legal Expenses. The Company shall pay the reasonable attorney’s fees and related legal expenses incurred by Executive in connection with this Agreement.

t. Management Stockholder Matters. In connection with Executive’s participation as a party to the Management Stockholder’s Agreement applicable to stock purchased by, and equity awarded to Executive, the following shall apply:

(i) The Company shall recommend that the Board extend to Executive “Piggyback Registration Rights” under the terms of the Management Stockholder’s Agreement (all capitalized terms used in this Section 19(t) and not otherwise defined in this Agreement shall be as defined in the Management Stockholder’s Agreement); and

(ii) If a Change of Control (as defined in the Management Stockholder’s Agreement) occurs within 180 days after the Repurchase Calculation Date in connection with a Section 6(b) Call, the Fair Market Value used to calculate the purchase price in connection with the exercise of a Call Option shall be adjusted as a result of the Change of Control, such that the Company shall pay Executive the excess, if any, of (x) the per share price paid in respect of Common Stock in such Change of Control over (y) the applicable aggregate purchase price used in the Call Option, multiplied by the number of shares of Common Stock repurchased by the Company or Holdings under such Call Option (whether purchased directly or through the Company’s payment in cancellation for shares subject to Holdings stock options held by Executive); and

(iii) For purposes of Section 23 of the Management Stockholder’s Agreement, the post-termination provisions of this Agreement shall be controlling and any determination as to whether Executive is in violation of Section 23 of the Management Stockholder’s Agreement shall be by reference to the post-termination provisions of this Agreement, except that Section 23(c) shall continue to apply (and the reference to Section 23(a) contained therein shall instead refer to Sections 12 through 16 of this Agreement).

[Signature Page Follows This Page]

IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representatives to execute this Agreement to be effective as of the first date set forth above.

“COMPANY”

FIRST DATA CORPORATION

By:	/s/ Scott Nuttall
Its:	Authorized Representative

“HOLDINGS”

FIRST DATA HOLDINGS, INC.

By:	/s/ Scott Nuttall
Its:	Authorized Representative

“EXECUTIVE”

/s/ Jonathan J. Judge
Jonathan J. Judge

Addendum to

Employment Agreement with Jonathan J. Judge

RELEASE AGREEMENT

THIS RELEASE (“Release”) is made and entered into by and between Jonathan J. Judge (“Executive”) and FIRST DATA CORPORATION, and its successor or assigns (“Company”).

WHEREAS, Executive, the Company and First Data Holdings, Inc. (“Holdings”) have agreed that Executive’s employment with the Company and Holdings shall terminate on                                         ;

WHEREAS, Executive, the Company and Holdings have previously entered into that certain Employment Agreement, effective as of October 1, 2010 (“ Employment Agreement”), in which the form of this Release is incorporated by reference;

WHEREAS, Executive, the Company and Holdings desire to delineate their respective rights, duties and obligations attendant to such termination and desire to reach an accord and satisfaction of all claims arising from Executive’s employment, and termination of employment, with appropriate releases, in accordance with the Agreement; and

WHEREAS, the Company desires to compensate Executive in accordance with the Agreement for service Executive has provided and/or will provide for the Company and Holdings;

NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth in this Release, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

1. Claims Released Under This Agreement.

In exchange for receiving the benefits described in Section 9 of the Employment Agreement (other than the Other Benefits), Executive hereby voluntarily and irrevocably waives, releases, and forever discharges the Company and current or former subsidiaries or affiliates of the Company and its subsidiaries, parents, branches, predecessors, successors, assigns, officers, directors, trustees, employees, members, partners, agents, stockholders, administrators, representatives, attorneys, insurers or fiduciaries, past, present or future (collectively, the “Releasees”) of and from any and all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, claims or causes of action known or unknown, suspected or unsuspected, of every kind and nature whatsoever, including, but not limited to, those matters arising or derivative from Executive’s employment with the Company and Holdings, Executive’s separation from employment with the Company and Holdings, or otherwise, which may heretofore have existed or which may now exist up to the date of his execution of this Release (subject only to the section below entitled “Claims Not Released Under This Agreement”, including but not limited to:

a. claims for violations of Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Equal Pay Act, the Family and Medical Leave Act, 42 U.S.C. § 1981, the National Labor Relations Act, the Labor Management Relations Act, Executive Order 11246, Executive Order 11141, the Rehabilitation Act of 1973, or the Employee Retirement Income Security Act of 1974;

b. claims for violations of any other federal or state statute or regulation or local ordinance;

c. claims for lost or unpaid wages, compensation, or benefits, defamation, intentional or negligent infliction of emotional distress, assault, battery, wrongful or constructive discharge, negligent hiring, retention or supervision, fraud, misrepresentation, conversion, tortious interference, breach of contract, or breach of fiduciary duty;

d. claims to benefits under any bonus, severance, workforce reduction, early retirement, outplacement, or any other similar type plan sponsored by the Company (except for those benefits owed under any other plan or agreement covering Executive which shall be governed by the terms of such plan or agreement); or

e. any other claims under state law arising in tort or contract.

2. Claims Not Released Under This Agreement.

In signing this Release, Executive does not release any claims that may arise under Section 9 or 10, as applies, Section 19(d) or Section 19(h) of the Employment Agreement or the express terms of this Release or which may arise out of events occurring after the date Executive executes this Release. Executive also does not release claims to benefits that Executive is already entitled to receive under any other plan or agreement covering Executive based upon his actual service with the Company which shall be governed by the terms of such plan or agreement. Nothing in this Release shall prohibit Executive from engaging in activities required or protected under applicable law or from communicating, either voluntarily or otherwise, with any governmental agency or law enforcement official concerning any potential violation of the law.

3. No Assignment of Claim. Executive represents that Executive has not assigned or transferred, or purported to assign or transfer, any claims or any portion thereof or interest therein to any party prior to the date of this Release.

4. Compensation. In accordance with the Employment Agreement, the Company agrees to pay Executive or, if Executive becomes eligible for payments under Section 5 and Section 9 of the Employment Agreement but dies before receipt thereof, Executive’s spouse or estate, as the case may be, the amount provided in Section 5 and Section 9 of the Employment Agreement.

5. No Disparaging Statement. Except as otherwise provided in Section 2 of this Release, and as privileged by law, Executive and the Company covenant and agree that they shall not engage in any communications with persons outside the Company which shall disparage one another or interfere with their existing or prospective business relationships.

6. No Admission Of Liability. This Release shall not in any way be construed as an admission by the Company or Executive of any improper actions or liability whatsoever as to one another, and each specifically disclaims any liability to or improper actions against the other or any other person.

7. Voluntary Execution. Executive warrants, represents and agrees that Executive has been encouraged in writing to seek advice regarding this Release from an attorney and tax advisor prior to signing it; that this Release represents written notice to do so; that Executive has been given the opportunity and sufficient time to seek such advice; and that Executive fully understands the meaning and contents of this Release. Executive further represents and warrants that Executive was not coerced, threatened or otherwise forced to sign this Release, and that Executive’s signature appearing hereinafter is voluntary and genuine. EXECUTIVE UNDERSTANDS THAT EXECUTIVE MAY TAKE UP TO TWENTY-ONE (21) DAYS TO CONSIDER WHETHER TO ENTER INTO THIS RELEASE.

8. Ability to Revoke Agreement. EXECUTIVE UNDERSTANDS THAT THIS RELEASE MAY BE REVOKED BY EXECUTIVE BY NOTIFYING THE COMPANY IN WRITING OF SUCH REVOCATION WITHIN SEVEN (7) DAYS OF EXECUTIVE’S EXECUTION OF THIS RELEASE AND THAT THIS RELEASE IS NOT EFFECTIVE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD. SUCH REVOCATION MUST BE ACTUALLY DELIVERED TO [NAME/ADDRESS] WITHIN SUCH SEVEN (7) DAY REVOCATION PERIOD. EXECUTIVE UNDERSTANDS THAT UPON THE EXPIRATION OF SUCH SEVEN (7) DAY PERIOD THIS RELEASE WILL BE BINDING UPON EXECUTIVE AND EXECUTIVE’S HEIRS, ADMINISTRATORS, REPRESENTATIVES, EXECUTORS, SUCCESSORS AND ASSIGNS AND WILL BE IRREVOCABLE. IN THE EVENT THAT EXECUTIVE REVOKES HIS EXECUTION OF THIS RELEASE IN ACCORDANCE WITH ITS TERMS, THE COMPANY SHALL HAVE NO OBLIGATION WHATSOEVER TO MAKE ANY PAYMENTS TO EXECUTIVE, OR PROVIDE ANY BENEFITS TO HIM, PURSUANT TO THE EMPLOYMENT AGREEMENT AND WHICH ARE CONDITIONED UPON EXECUTIVE EXECUTING THIS RELEASE.

Acknowledged and Agreed To:

“COMPANY”

FIRST DATA CORPORATION

By:

Its:

I UNDERSTAND THAT BY SIGNING THIS RELEASE, I AM GIVING UP RIGHTS I MAY HAVE. I UNDERSTAND THAT I DO NOT HAVE TO SIGN THIS RELEASE.

Date:		“EXECUTIVE”

_______________________

Date	_______________________	WITNESSED BY:

Exhibit A

MANAGEMENT STOCKHOLDER’S AGREEMENT

This Management Stockholder’s Agreement (this “Agreement”) is entered into as of October [•], 2010 among First Data Holdings, Inc., a Delaware corporation (the “Company”), New Omaha Holdings L.P., a Delaware limited partnership (“Parent”), and the undersigned person (the “Management Stockholder”) (the Company, Parent and the Management Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 7(b) of this Agreement.

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of April 1, 2007 by and among Parent, Omaha Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and First Data Corporation, as the same may be amended (the “Merger Agreement”), and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub merged on September 24, 2007 with and into First Data Corporation (the “Merger”), with First Data Corporation surviving as a wholly owned subsidiary of the Company;

WHEREAS, in connection with the Merger, KKR 2006 Fund L.P. and its affiliated investment funds and certain other co-investors (collectively, the “Investors”) contributed certain funds to Parent in exchange for limited partnership units of Parent;

WHEREAS, the Management Stockholder has been selected to (i) transfer cash to the Company in exchange for shares of common stock of the Company (“Purchased Stock”) and (ii) receive options to purchase shares of common stock of the Company (“Common Stock”) (together with any other options the Management Stockholder may otherwise be granted in the future, the “Options”) and be eligible to receive future incentive awards based on Common Stock, pursuant to the terms set forth below and the terms of the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates, as amended from time to time (the “Option Plan”) and the Stock Option Agreement dated as of [the date hereof], entered into by and between the Company and the Management Stockholder (together with any other option agreements entered into by the Management Stockholder and the Company in the future, the “Stock Option Agreements”); and

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders Agreements”) which have been or in the future will be entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

1.	Issuance of Purchased Stock; New Options.

(a) Subject to the terms and conditions hereinafter set forth, the Management Stockholder hereby subscribes for and shall purchase as of the date hereof, and the Company shall issue and deliver to the Management Stockholder on such date, such number of shares of Purchased Stock at a per share purchase price, in each case as may be set forth on Schedule I.

(b) Subject to the terms and conditions hereinafter set forth and as set forth in the Option Plan, as of [the date hereof] the Company is granting to the Management Stockholder Options to acquire such number of shares of Common Stock, and at such exercise price, as set forth in such Management Stockholder’s Stock Option Agreement which the Parties shall execute and deliver to each other copies of concurrently with the issuance of such Options.

(c) The Company shall have no obligation to sell any Purchased Stock to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him would constitute a violation of the securities or “blue sky” laws of such jurisdiction or (ii) is not an employee or director of the Company or its subsidiaries as of the date of such proposed purchase.

2.	Management Stockholder’s Representations, Warranties and Agreements.

(a) The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Purchased Stock or, at the time of exercise, Common Stock issuable upon exercise of Options and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities as of or after the date hereof, whether pursuant to the exercise of Options or otherwise (all such shares collectively referred to as “Stock”), except as provided in this Section 2(a) below and Section 3 hereof. If the Management Stockholder is an Affiliate of the Company, the Management Stockholder also agrees and acknowledges that he will not transfer any shares of Stock unless:

(i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion or other advice, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act; provided that such opinion of counsel or other advice shall not be required if such transfer is pursuant to a Proposed Sale, as defined in the Sale Participation Agreement and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction; provided that such opinion of counsel or other advice shall not be required if such transfer is pursuant to a Proposed Sale.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers of Stock are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein), and no opinion or advice of counsel or other advisor is required in connection therewith: (1) a transfer made pursuant to Section 3, 4, 5,

2

6 or 9 hereof, (2) a transfer (x) upon the death or Disability of the Management Stockholder to the Management Stockholder’s Estate or (y) to the executors, administrators, testamentary trustees, legatees, immediate family members or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, (3) a transfer made after the date hereof in compliance with the federal securities laws to a Management Stockholder’s Trust; provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof as a “Management Stockholder” with respect to the representations and warranties and other obligations of this Agreement; and provided further that it is expressly understood and agreed that if such Management Stockholder’s Trust at any point includes any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children) such that it fails to meet the definition thereof as set forth in Section 7(b) hereof, such transfer shall no longer be deemed in compliance with this Agreement and shall be subject to 3(b) below, (4) a transfer of Stock made by the Management Stockholder to Other Management Stockholders; provided that it is expressly understood that any such transferee(s) shall be bound by the provisions of this Agreement (in addition to the provisions set forth in an Other Management Stockholders Agreement to which such Other Management Stockholders are a party), and (5) a transfer made by the Management Stockholder, with the Board’s approval, to the Company or any subsidiary of the Company.

(b) The certificate (or certificates) representing the Stock, if any, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER’S AGREEMENT BETWEEN FIRST DATA HOLDINGS, INC. (THE “COMPANY”) AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF OR THE SALE PARTICIPATION AGREEMENT AMONG SUCH MANAGEMENT STOCKHOLDER AND NEW OMAHA HOLDINGS, L.P., IN EACH CASE DATED AS OF OCTOBER __, 2010 (COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY) AND ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

3

(c) The Management Stockholder acknowledges that he has been advised that (i) the shares of Stock are characterized as “restricted securities” under the Act inasmuch as they are being acquired from the Company in a transaction not involving a Public Offering and that under the Act (including applicable regulations) the Stock may be resold without registration under the Act only in certain limited circumstances, (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates (if any) representing the Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.

(d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and take any actions reasonably requested by the Coordination Committee prior to any such sale (provided that such instructions shall not have a disproportionate adverse impact on any Management Stockholder vis-a-vis any other stockholders of the Company or limited partners of Parent) and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e) The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the initial Public Offering and ninety (90) days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after the effective date of such registration statement, unless otherwise agreed to in writing by the Company, provided, however, in no event shall the period during which the Management Stockholders shall be restricted from selling under this paragraph (e) be longer than the period imposed upon the Sponsors.

(f) The Management Stockholder represents and warrants that (i) with respect to any Purchased Stock and Options, the Management Stockholder has received and reviewed the available information relating to such Stock and Options, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and (ii) the Management Stockholder has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which the Management Stockholder deems necessary to evaluate the merits and risks related to the Management Stockholder’s investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and the Management Stockholder has relied solely on such information.

4

(g) The Management Stockholder further represents and warrants that (i) the Management Stockholder’s financial condition is such that the Management Stockholder can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for the Management Stockholder’s current needs and personal contingencies, (ii) the Management Stockholder can afford to suffer a complete loss of his investment in the Stock, (iii) the Management Stockholder understands and has taken cognizance of all risk factors related to the purchase of the Stock, (iv) the Management Stockholder’s knowledge and experience in financial and business matters are such that the Management Stockholder is capable of evaluating the merits and risks of the Management Stockholder’s purchase of the Stock as contemplated by this Agreement, (v) with respect to the Purchased Stock, such Purchased Stock is being acquired by the Management Stockholder for his own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Act, and the Management Stockholder has no present intention of selling or otherwise distributing the Purchased Stock in violation of the Act, and (vi) the Management Stockholder is an “accredited investor” within the meaning of Rule 501(a) under the Act.

3.	Transferability of Stock.

(a) The Management Stockholder agrees that he will not transfer any shares of Stock at any time during the period commencing on the date hereof and ending on the fifth anniversary of the Effective Date; provided, however, the Management Stockholder may transfer shares of Stock during such time pursuant to one of the following exceptions: (i) transfers permitted by Section 5 or 6; (ii) transfers permitted by clauses (2), (3), (4) and (5) of Section 2(a); (iii) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company upon the proper exercise of registration rights of such Management Stockholder under Section 9 (excluding any registration on Form S-8, S-4 or any successor or similar form); (iv) transfers permitted pursuant to the Sale Participation Agreement (as defined in Section 7(b)); (v) transfers permitted by the Board or (vi) transfers to Parent or its designee (any such exception, a “Permitted Transfer”); provided, further, that following the consummation of a Qualified Public Offering, if the Selling Entities (as defined in the Sale Participation Agreement) transfer, directly or indirectly, for cash or any other consideration any shares of Common Stock owned by any such Selling Entity (other than pursuant to the Registration Rights Agreement), the Management Stockholder shall be entitled to transfer (without giving effect to any restrictions included herein) a number of shares of Common Stock that the Management Stockholder would have been able to transfer in such sale pursuant to Section 2 of the Sale Participation Agreement had it occurred prior to a Qualified Public Offering but treating all unexercisable Options, to the extent such Options would have become exercisable as a result of the consummation of the sale, as exercisable. In addition, during the period commencing on the fifth anniversary of the Effective Date through the earlier of a Change of Control or consummation of a Qualified Public Offering, the Management Stockholder may only transfer shares of Stock in compliance with Section 4 or pursuant to the Sale Participation Agreement.

5

(b) No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect.

(c) Notwithstanding anything to the contrary herein, Parent may, at any time and from time to time, waive the restrictions on transfers contained in Section 3(a), whether such waiver is made prior to or after the transferee has effected or committed to effect the transfer, or has notified the Investors of such transfer or commitment to transfer. Any transfers made pursuant to such waiver or which are later made subject to such a waiver shall, as of the date of the waiver and at all times thereafter, not be deemed to violate any applicable restrictions on transfers contained in this Agreement.

4.	Right of First Refusal.

(a) If, at any time after the fifth anniversary of the Effective Date and prior to the earlier to occur of a Change of Control or consummation of a Qualified Public Offering, the Management Stockholder proposes to transfer any or all of the Management Stockholder’s Stock to a third party (any such third party, the “ROFR Transferee”) (other than any transfer pursuant to clauses (1), (2), (3), (4) or (5) of Section 2(a), to the extent made to a third party), the Management Stockholder shall notify the Company in writing of the Management Stockholder’s intention to transfer such Stock (such written notice, a “ROFR Notice”). The ROFR Notice shall include a true and correct description of the number of shares of Stock to be transferred and the material terms of such proposed transfer and a copy of any proposed documentation to be entered into with any ROFR Transferee in respect of such transfer) and shall contain an irrevocable offer to sell such Stock to the Company or its designees (as provided below) (in the manner set forth below) at a purchase price equal to the minimum price at which the Management Stockholder proposes to transfer such Stock to any ROFR Transferee and on substantially the same terms and conditions as the proposed transfer. At any time within twenty (20) days after the date of the receipt by the Company of the ROFR Notice, the Company shall have the right and option to purchase, or to arrange for a subsidiary, third party or Affiliate to purchase, all (but not less than all) of the shares of Stock proposed to be transferred to a ROFR Transferee, pursuant to Section 4(b).

(b) The Company shall have the right and option to purchase, or to arrange for a subsidiary, third party or Affiliate to purchase, all of the shares of Stock proposed to be transferred to any ROFR Transferee at a purchase price equal to the minimum price at which the Management Stockholder proposes to transfer such Stock to any ROFR Transferee and otherwise on substantially the same terms and conditions as the proposed transfer (or, if the proposed transfer to any ROFR Transferee includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Board), by delivering (i) a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) and/or (ii) if the proposed transfer to any ROFR Transferee includes any consideration other than cash, any such non-cash consideration to be paid to the Management Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder. If at the end of the 20-day period, the Company has not tendered (or caused to be tendered) the purchase price for such shares in the manner set forth above, the

6

Management Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock proposed to be transferred to any ROFR Transferee (subject to compliance with the other terms of this Agreement) on terms no less favorable to the Management Stockholder than those contained in the ROFR Notice. Promptly after such sale, the Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of sixty (60) days following the expiration of the 20-day period during which the Company is entitled hereunder to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

(c) Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the earlier of occurrence of a Change in Control or a Qualified Public Offering.

5.	The Management Stockholder’s Right to Resell Stock and Options to the Company.

(a) Except as otherwise provided herein, and subject to Section 6(b), if the Management Stockholder’s employment with the Company (or, if applicable, any of its subsidiaries or Affiliates) terminates as a result of the death or Disability of the Management Stockholder, then the applicable Management Stockholder Entity, shall, until the later of (x) 365 days following the date of such termination due to death or Disability or (y) if the Company has declared an Event has occurred, 30 days following the date on which the Management Stockholder receives notice that an Event no longer exists (the “Put Period”), have the right to:

(i) With respect to Stock, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to Fair Market Value on the Repurchase Calculation Date (the “Section 5 Repurchase Price”); and

(ii) With respect to any outstanding vested Options, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the then vested Options then held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Section 5 Repurchase Price over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment. In the event the Management Stockholder Entity elects to sell under this Section 5(a)(ii) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable Options granted to the Management Stockholder shall be automatically terminated without any payment in respect thereof. In addition, and for the avoidance of doubt, upon termination of employment as a result of death or Disability all unvested Options shall be terminated and cancelled without any payment therefor.

(b) In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 5(a), such Management Stockholder Entities shall send written notice to the Company, at any time during the Put Period, of their intention to sell shares of

7

Stock in exchange for the payment referred to in Section 5(a)(i) and/or to sell such Options in exchange for the payment referred to in Section 5(a)(ii) (as the case may be) and shall indicate the number of shares of Stock to be sold and the number of Options (based on the number of Exercisable Option Shares) to be sold with payment in respect thereof (the “Redemption Notice”). The completion of the purchases shall take place at the principal office of the Company on no later than the twentieth business day (such date to be determined by the Company) after the giving of the Redemption Notice. The applicable Repurchase Price (including any payment with respect to the Options as described above) shall be paid by delivery to the applicable Management Stockholder Entities, at the option of the Company, of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(c) Notwithstanding anything in this Section 5 to the contrary, if (i) there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 5(a) (or Section 6 below, as the case may be) would result in a default or an event of default on the part of the Company or any affiliate of the Company under any such agreement; (ii) a repurchase would reasonably be expected to be prohibited by the Delaware General Corporation Law (“DGCL”) or any federal or state securities laws or regulations (or if the Company reincorporates in another state, the business corporation law of such state) or (iii) a repurchase would materially impair the cash flow of the Company, (each such occurrence being an “Event”), the Company shall not be obligated to repurchase for cash any of the Stock or the Options from the applicable Management Stockholder Entities to the extent it would cause any such default, materially impair cash flow or would be so prohibited by the Event for cash but instead, with respect to such portion with respect to which cash settlement is prohibited, may satisfy its obligations with respect to the Management Stockholder Entities’ exercise of their rights under Section 5(a) by delivering to the applicable Management Stockholder Entity a note with a principal amount equal to the amount payable under this Section 5 that was not paid in cash, having terms acceptable to the Company’s (and its Affiliate’s, as applicable) lenders and permitted under the Company’s (and its Affiliate’s, as applicable) debt instruments but which in any event (i) shall be mandatorily repayable promptly and to the extent that an Event no longer prohibits the payment of cash to the applicable Management Stockholder Entity pursuant to this Agreement; and (ii) shall bear interest at a rate equal to the effective rate of interest in respect of the Company’s U.S. dollar-denominated subordinated public debt securities (including any original issue discount). Notwithstanding the foregoing and subject to Section 5(d), if an Event exists and is continuing for ninety (90) days after the date of the Redemption Notice, the Management Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice with respect to that portion of the Stock and Options repurchased by the Company from the Management Stockholder Entities pursuant to this Section 5 with the note described in the foregoing sentence, and such repurchase shall be rescinded; provided that, upon such rescission, such note shall be immediately canceled without any action on the part of the Company or the Management Stockholder Entities, and notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.

8

(d) Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control, Section 5 shall terminate and be of no further force or effect upon the occurrence of such Change in Control.

6.	The Company’s Option to Purchase Stock and Options of the Management Stockholder Upon Certain Terminations of Employment.

(a) Termination for Cause by the Company and other Call Events. If, (i) prior to the later of (x) September 24, 2012 and (y) the occurrence of a Public Offering that occurs prior to the fifth anniversary of the Effective Date, the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or Affiliates) is terminated by the Company (or, if applicable, its subsidiaries or affiliates) for Cause or (ii) the Management Stockholder Entities effect a transfer of Stock (or Options) that is prohibited under this Agreement (or the Stock Option Agreements, as applicable), after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer which is not so cured (each event described above, a “Section 6(a) Call Event”), then:

(i) With respect to Stock, the Company may purchase, on one occasion, all or any portion of the shares of Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) the applicable price paid by such Management Stockholder Entities for such Stock and (y) the Fair Market Value on the Repurchase Calculation Date; and

(ii) With respect to all Options, all outstanding Options, whether vested or unvested, shall be automatically terminated without any payment in respect thereof upon the occurrence of the Section 6(a) Call Event.

(b) Termination without Cause by the Company (other than due to his death or Disability),Termination by the Management Stockholder with Good Reason and Termination for Death or Disability. If, prior to the later of (x) September 24, 2012 and (y) the occurrence of a Public Offering that occurs prior to the fifth anniversary of the Effective Date, the Management Stockholder’s active employment with the Company (or, if applicable, its subsidiaries or Affiliates) is terminated (i) by the Company (or, if applicable, its subsidiaries or Affiliates) without Cause (other than due to his death or Disability), (ii) by the Management Stockholder with Good Reason or (iii) as a result of the death or Disability of the Management Stockholder (each, a “Section 6(b) Call Event”) then:

(i) With respect to Stock, the Company may purchase, on one occasion, all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to Fair Market Value on the Repurchase Calculation Date;

(ii) With respect to any outstanding vested Options, the Company may purchase, on one occasion, all or any portion of the exercisable vested Options held by

9

the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Fair Market Value on the Repurchase Calculation Date over the Option Exercise Price and (y) the number of Exercisable Option Shares (solely relating to the vested Options), which vested Options shall be terminated in exchange for such payment. In the event the Company elects to repurchase under this Section 6(b)(ii) and the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable vested Options shall be automatically terminated without any payment in respect thereof; and

(iii) With respect to unvested Options, all outstanding unvested Options shall automatically be terminated without any payment in respect thereof.

(c) Termination by the Management Stockholder without Good Reason. If, prior to the later of (x) September 24, 2012 and (y) the occurrence of a Public Offering that occurs prior to the fifth anniversary of the Effective Date, the Management Stockholder’s employment with the Company (or, if applicable, its subsidiaries or Affiliates) is terminated by the Management Stockholder without Good Reason (a “Section 6(c) Call Event”), then:

(i) With respect to Purchased Stock, the Company may purchase, on one occasion, all or any portion of the shares of Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to, (1) if the Management Stockholder is not in violation of any of the provisions of Sections 12-17 of the Employment Agreement on the date that the Repurchase Notice is sent, the Fair Market Value on the Repurchase Calculation Date or (2) if the Management Stockholder is in violation of any of the provisions of Sections 12-17 of the Employment Agreement on the date that the Repurchase Notice is sent, the lesser of (x) the applicable price paid by such Management Stockholder Entities for such Stock and (y) the Fair Market Value on the Repurchase Calculation Date;

(ii) With respect to Common Stock issuable upon exercise of the Options, the Company may purchase, on one occasion, all or any portion of such shares of Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) the applicable price paid by such Management Stockholder Entities for such Stock and (y) the Fair Market Value on the Repurchase Calculation Date; and

(iii) With respect to all Options, all outstanding Options, whether vested or unvested, shall be automatically terminated without any payment in respect thereof upon the occurrence of the Section 6(c) Call Event.

(d) Call Notice. The Company shall have a period (the “Call Period”) of one hundred eighty (180) days from the date of any Call Event (or, if later, with respect to a Section 6(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 6(a) Call Event) in which to give notice in writing to the Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 6 (“Repurchase Notice”). The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company no later than the fifteenth business day after the

10

giving of the Repurchase Notice. The applicable Repurchase Price (including any payment with respect to the Options as described in this Section 6) shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(e) Use of Note to Satisfy Call Payment. Notwithstanding any other provision of this Section 6 to the contrary, if there exists and is continuing any Event, the Company will, to the extent it has exercised its rights to purchase Stock or Options pursuant to this Section 6, in order to complete the purchase of any Stock or Options pursuant to this Section 6, deliver to the applicable Management Stockholder Entities (i) a cash payment for any amounts payable pursuant to this Section 6 that would not cause an Event and (ii) a note having the same terms as that provided in Section 5(c) above with a principal amount equal to the amount payable but not paid in cash pursuant to this Section 6 due to the Event. Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90) days from the date of the Section 6(b) Call Event, the Management Stockholder Entities shall be permitted by written notice to cause the Company to rescind any Repurchase Notice with respect to that portion of the Stock and Options repurchased by the Company from the Management Stockholder Entities pursuant to this Section 6 with the note described in the foregoing sentence; provided that, upon such rescission, such repurchase shall be immediately rescinded and such note shall be immediately canceled without any action on the part of the Company or the Management Stockholder Entities and, notwithstanding anything herein or in such note to the contrary, the Company shall have no obligation to pay any amounts of principal or interest thereunder.

(f) Effect of Change in Control. Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to the occurrence of a Change in Control, this Section 6 shall terminate and be of no further force or effect upon the occurrence of such Change in Control.

7.	Adjustment of Repurchase Price; Definitions.

(a) Adjustment of Repurchase Price. In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 5 and 6 above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 5 and 6.

(b) Definitions. All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Option Plan. Terms used herein and as listed below shall be defined as follows:

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

11

“Affiliate” means with respect to any Person, any entity directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Board” shall mean the board of directors of the Company.

“Call Events” shall mean, collectively, Section 6(a) Call Events, Section 6(b) Call Events and Section 6(c) Call Events.

“Call Notice” shall have the meaning set forth in Section 6(d) hereof.

“Call Period” shall have the meaning set forth in Section 6(d) hereof.

“Cause” shall have the meaning ascribed to it in any employment agreement between the Management Stockholder and the Company or any of its Affiliates.

“Change of Control” means in one or a series of transactions, (i) the sale of all or substantially all of the assets of New Omaha Holdings, L.P. or the Company or First Data Corporation to any Person (or group of Persons acting in concert), other than to (x) investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. (together, the “Sponsor”), any other investor in respect of whom the Sponsor has the power to direct such investor’s vote with respect to the Company’s Common Stock or other equity securities (each an “Investor” and together with the Sponsor, the “Sponsor Group”) or their respective Affiliates or (y) any employee benefit plan (or trust forming a part thereof) maintained by the Company, the Sponsor Group or their respective Affiliates or other Person of which a majority of its voting power or other equity securities is owned, directly or indirectly, by the Company, the Sponsor Group or their respective Affiliates; or (ii) a merger, recapitalization or other sale by the Sponsor or its Affiliates (other than through a Public Offering) of Common Stock or other voting securities of the Company that results in more than 50% of the Common Stock or other voting securities of the Company (or any resulting company after a merger) owned, directly or indirectly, by the Sponsor after September 24, 2007, no longer being so owned by the Sponsor; and, (iii) in any event of clause (i) or (ii) above, such transaction results in any Person (or group of Persons acting in concert) having the ability to elect more members of the Board than the Sponsor Group; provided, however, that following an event described in clause (i), a liquidation of, or the declaration of an extraordinary dividend by, the Company or First Data Corporation (or any successor entities) shall also constitute a Change in Control.

“Common Stock” shall mean the common stock of the Company.

“Company” shall have the meaning set forth in the introductory paragraph.

“Confidential Information” shall mean all non-public information concerning trade secret, know-how, software, developments, inventions, processes, technology, designs, the financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors,

12

customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group, excluding any such non-public information that (i) is required by court or administrative order to be disclosed or (ii) becomes generally available to the public other than as a result of a disclosure or failure to safeguard in violation of Section 23.

“Controlled by” means with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

“Coordination Committee” shall have the meaning set forth in the Partnership Agreement.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 9(e) hereof.

“DGCL” shall have the meaning set forth in Section 5(c) hereof

“Disability” shall mean “Disability” as such term is defined in any employment agreement between the Management Stockholder and the Company or any of its Subsidiaries, or, if there is no such employment agreement, shall mean “Disability” as defined in the Stock Option Agreement.

“Effective Date” shall mean October 1, 2010.

“Event” shall have the meaning set forth in Section 5(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Exercisable Option Shares” shall mean the shares of Common Stock that, at the time that a Redemption Notice or Repurchase Notice is delivered (as applicable), could be purchased by the Management Stockholder upon exercise of his or her outstanding and exercisable Options.

“Fair Market Value” shall mean the fair market value of one share of Common Stock on any given date, as determined reasonably and in good faith by the Board after consultation with an independent valuation expert, determined without regard to any discount for minority interest and transfer restrictions imposed on the Common Stock of the Management Stockholder Entities; provided that, in the event that the Board has not received an independent valuation of the Company in the six months prior to the determination of Fair Market Value, the Management Stockholder shall have the right to demand that the Board receive such independent valuation prior to the determination of Fair Market Value.

13

“Good Reason” shall have the meaning ascribed to it any employment agreement between the Management Stockholder and the Company or any of its subsidiaries or Affiliates.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Investors” shall have the meaning set forth in the second “whereas” paragraph.

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder and the Management Stockholder’s Estate, collectively.

“Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust, private foundation or custodianship, the beneficiaries of which may include only the Management Stockholder, his or her spouse (or ex-spouse) or his or her lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Merger” shall have the meaning set forth in the first “whereas” paragraph.

“Merger Agreement” shall have the meaning set forth in the first “whereas” paragraph.

“Merger Sub” shall have the meaning set forth in the first “whereas” paragraph.

“Options” shall have the meaning set forth in the third “whereas” paragraph.

“Option Excess Price” shall mean the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares, as determined pursuant to Section 5 or 6 hereof, as applicable.

“Option Exercise Price” shall mean the then-current exercise price of the shares of Common Stock covered by the applicable Option.

“Option Plan” shall have the meaning set forth in the third “whereas” paragraph.

“Other Management Stockholders” shall have the meaning set forth in the fourth “whereas” paragraph.

14

“Other Management Stockholders Agreements” shall have the meaning set forth in the fourth “whereas” paragraph.

“Parent” shall have the meaning set forth in the introductory paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of New Omaha Holdings L.P., as it may be amended, modified, restated or supplemented from time to time.

“Permitted Transfer” shall have the meaning set forth in Section 3(a).

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Notice” shall have the meaning set forth in Section 9(b) hereof.

“Piggyback Registration Rights” shall have the meaning set forth in Section 9(a) hereof.

“Proposed Registration” shall have the meaning set forth in Section 9(b) hereof.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Purchased Stock” shall have the meaning set forth in the third “whereas” paragraph.

“Put Period” shall have the meaning set forth in Section 5(a) hereof.

“Qualified Public Offering” means the initial Public Offering (i) for which aggregate cash proceeds to be received by the Company (or any successor thereto) from such offering (or series of offerings) (without deducting underwriter discounts, expenses and commissions) are at least $400,000,000, or (ii) pursuant to which at least 35% of the outstanding shares of Common Stock are sold by the Company (or any successor thereto).

“Redemption Notice” shall have the meaning set forth in Section 5(b) hereof.

“Registration Rights Agreement” shall have the meaning set forth in Section 9(a) hereof.

“Repurchase Calculation Date” shall mean (i) prior to the occurrence of a Public Offering, the last day of the month preceding the month in which date of repurchase occurs, and (ii) on and after the occurrence of a Public Offering, the last date of trading of the Stock on which there was a closing price for the Stock immediately preceding the date of repurchase.

15

“Repurchase Notice” shall have the meaning set forth in Section 6(e) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 5 and Section 6, as applicable.

“Request” shall have the meaning set forth in Section 9(b) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors and their respective affiliates.

“Restricted Period” shall mean the “Restricted Period” as defined in the employment agreement between the Management Stockholder, the Company and First Data Corporation, as it may be amended from time to time.

“ROFR Notice” shall have the meaning set forth in Section 4(a) hereof.

“ROFR Transferee” shall have the meaning set forth in Section 4(a) hereof.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Management Stockholder and Parent dated as of the date hereof.

“SEC” shall mean the Securities and Exchange Commission.

“Senior Management Stockholder” shall mean any of the Management Stockholders or Other Management Stockholders who has been designated as such on Schedule I hereto or the corresponding schedule of the Other Management Stockholders Agreements, as applicable.

“Stock” shall have the meaning set forth in Section 2(a) hereof.

“Stock Option Agreements” shall have the meaning set forth in the fourth “whereas” paragraph.

8.	The Company’s Representations and Warranties and Covenants.

(a) The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

16

(b) If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock, subject to compliance with the provisions hereof (including requirements of the Coordination Committee of Parent or the Company) without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 8(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 8(b) shall be deemed to limit in any manner the restrictions on transfers of Stock contained in this Agreement.

(c) The Company will not agree to any amendment of the terms of the credit agreement entered into on September 24, 2007, or to any corresponding provision in any successor or equivalent debt agreement, that imposes any limits on the Company’s permission thereunder to repurchase stock, or make payments on any note, in each case under Section 5(c) or 6 (e) of this Agreement, that are materially more restrictive than such provision under such credit agreement as in effect on September 24, 2007 if, at or prior to the time of such agreement, restrictions corresponding and proportionate thereto have not also been imposed thereunder on the payment of cash dividends on the Common Stock.

9.	“Piggyback” Registration Rights. Effective after the occurrence of an initial Public Offering:

(a) The Parties agree to be bound, with respect to Senior Management Stockholders or to any other Management Stockholders who are provided such rights pursuant to this Section 9, by all of the terms, conditions and obligations of the Registration Rights Agreement (the “Registration Rights Agreement”) as they relate to the exercise of piggyback registration rights as provided in Sections 4, 6, 7, 8 and 12 (but not Section 12(1)) of the Registration Rights Agreement entered into by and among the Company and Investors party thereto (the “Piggyback Registration Rights”), as in effect on September 24, 2007 (subject, with respect to any such Management Stockholder provided Piggyback Registration Rights, only to any amendments thereto to which such Management Stockholder has agreed in writing to be bound), and, if any of the Investors are selling stock, shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, the right to participate in the initial Public Offering and any rights to indemnification and/or contribution from the Company and/or the Investors), in each case as if the Management Stockholder were an original party (other than the Company) to the Registration Rights Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Management Stockholder have any rights to request registration under Section 3 of the Registration Rights Agreement. All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Registration Rights Agreement.

17

(b) In the event of a sale of Common Stock by any of the Investors in accordance with the terms of the Registration Rights Agreement, the Company will promptly notify each Senior Management Stockholder or other Management Stockholder to whom the Board, after consultation with the Chief Executive Officer and the Chief Financial Officer of the Company, has decided to extend the Piggyback Registration Rights, in writing (a “Piggyback Notice”) of any proposed registration (a “Proposed Registration”), which Piggyback Notice shall include: the principal terms and conditions of the proposed registration, including (A) the number of the shares of Common Stock to be sold, (B) the fraction expressed as a percentage, determined by dividing the number of shares of Common Stock to be sold by the holders of Registrable Securities (other than Management Stockholders) by the total number of shares held by the holders of Registrable Securities (other than Management Stockholders) selling the shares of Common Stock, (C) the proposed per share purchase price (or an estimate thereof), and (D) the proposed date of sale. If within fifteen (15) days of the receipt by the Management Stockholder or Management Stockholder, as the case may be, of such Piggyback Notice, the Company receives from the applicable Management Stockholder Entities of the Senior Management Stockholder or Management Stockholder, as the case may be, a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Senior Management Stockholder or Management Stockholder, if any, and the Company), shares of Stock will be so registered as provided in this Section 9; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

(c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the aggregate number of shares of Stock being sold by holders of Registrable Securities (other than Management Stockholders) and the denominator of which is the aggregate number of shares of Stock owned by the holders of Registrable Securities (other than Management Stockholders) or (ii) the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 9) or (iii) the maximum number of shares which the Senior Management Stockholder (pro rata based upon the aggregate number of shares of Stock the Senior Management Stockholder and Other Management Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights.

(d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then, unless the managing underwriter advises that marketing factors require a different allocation, the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock

18

which the selling holders of Registrable Securities, the Senior Management Stockholder and all Other Management Stockholders who are entitled to piggyback or incidental registration rights in respect of Stock and any other Persons who are entitled to piggyback or incidental registration rights in respect of Stock (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including upon exercise of all exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner); provided that any Holder that is allocated less than 100% of the shares in such Holder’s request, shall be entitled to transfer that number of shares equal to the difference between such Holder’s requested number of shares (up to the maximum provided for under this Section 9) and the number actually transferred by such Holder in the Proposed Registration, following the expiration of any lock-up period.

(e) Upon delivering a Request a Senior Management Stockholder or other Management Stockholder having Piggyback Registration Rights pursuant to clause (b) of this Section 9 will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 9 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Senior Management Stockholder or Management Stockholder, as the case may be, will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Senior Management Stockholder’s or Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Senior Management Stockholder’s or Management Stockholder’s behalf with respect to the matters specified therein.

(f) The Management Stockholder agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 9, including reasonable and customary lock-up agreements; provided that Parent and its Affiliates enter into a similar agreement if requested by the managing underwriter.

(g) Notwithstanding Section 12(1) of the Registration Rights Agreement, this Section 9 will terminate on the date on which such Management Stockholder ceases to own any Registrable Securities.

10.	Additional Rights of Management Stockholders.

Notwithstanding anything herein to the contrary, in the event that the Company receives notice of any event giving rise to piggyback registration rights of Senior Management Stockholders in Section 9 hereof, the Board shall promptly (and in event within such period of time to allow the Management Stockholder to exercise such right, if applicable) after being informed of such notice consult with the Chief Executive Officer and the Chief Financial Officer of the Company to determine whether and to what extent any such rights shall be granted to the

19

Management Stockholder and the Other Management Stockholders who are not Senior Management Stockholders. Any such grant shall be effective upon, and to the extent set forth in, any applicable resolution passed by the Board, and the Company shall give prompt notice to the Management Stockholder and the Other Management Stockholders of the adoption thereof.

11.	Rights to Negotiate Repurchase Price.

Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

12.	Notice of Change of Beneficiary.

Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust. The Management Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

13.	Recapitalizations, etc.

The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

14.	Management Stockholder’s Employment by the Company.

Nothing contained in this Agreement (a) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (b) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other Person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.

20

15.	Binding Effect.

The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) or Section 3(a) (other than clauses (iii) or (iv) thereof) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement. No provision of this Agreement is intended to or shall confer upon any Person other than the Parties any rights or remedies hereunder or with respect hereto.

16.	Amendment.

This Agreement may be amended by the Company at any time with the consent of the majority of the Management Stockholders on the Executive Committee of the Company (which shall be comprised of the Chief Executive Officer and his direct reports), which consent shall not be unreasonably withheld; provided that any amendment (i) that materially disadvantages the Management Stockholder shall not be effective unless and until the Management Stockholder has consented thereto in writing and (ii) that disadvantages a class of stockholders in more than a de minimis way but less than a material way shall require the consent of a majority of the equity interests held by such affected class of stockholders.

17.	Closing.

Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

18.	Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a) The laws of the State of Delaware applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place in New York, New York. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c) Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company, its subsidiaries, the Investors and any of their respective affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 23(a) of this Agreement.

21

(d) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

19.	Assignability of Certain Rights by the Company.

The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof; provided, however, that no such assignment shall relieve the Company from its obligations thereunder.

20.	Miscellaneous.

(a) In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

(b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

21.	Withholding.

The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any federal, state or local income or other taxes required by law to be withheld with respect to such payment, if applicable.

22.	Notices.

All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a)	If to the Company, to it at the following address:

First Data Holdings, Inc.

5565 Glenridge Connector, NE

Atlanta, Georgia 30342

Attention: General Counsel

Telecopy:

22

with copies to:

Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street

New York, New York 10019

Attention: Scott Nuttall

Telecopy:

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Andrea K. Wahlquist, Esq.

Telecopy: (212) 455-2502

(b) If to the Management Stockholder, to the Management Stockholder at the address set forth below under the Management Stockholder’s signature; or at such other address as either party shall have specified by notice in writing to the other.

23.	Confidential Information; Covenant Not to Compete; Covenant Not to Solicit.

(a) In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder shall not, directly or indirectly:

(i) at any time during or after the Management Stockholder’s employment with the Company or its subsidiaries, disclose any Confidential Information pertaining to the business of the Company or any of its subsidiaries or the Investors or any of their respective Affiliates, except when required to perform his or her duties to the Company or one of its subsidiaries, by law or judicial process;

(ii) at any time during the Management Stockholder’s employment with the Company or its subsidiaries and for a period of two (2) years thereafter, directly or indirectly, act as a proprietor, investor, director, officer, employee, substantial stockholder, consultant, or partner in any business that directly or indirectly competes, at the relevant determination date, with the business of the Company, any Investor or any of their respective Affiliates in any geographic area where the Company or its Affiliates manufactures, produces, sells, leases, rents, licenses or otherwise provides products or services,

(iii) at any time during the Management Stockholder’s employment with the Company or its subsidiaries and for a period of two (2) years thereafter, directly or indirectly (A) solicit customers or clients of the Company, any of its subsidiaries, the Investors or any of their respective Affiliates to terminate their relationship with the Company, any of its subsidiaries, the Investors or any of their respective Affiliates or otherwise solicit such customers or clients to compete with any business of the Company, any of its subsidiaries, the Investors or any of their respective Affiliates or (B) solicit or

23

offer employment to any person who is, or has been at any time during the twelve (12) months immediately preceding the termination of the Management Stockholder’s employment employed by the Company or any of its Affiliates; provided that in each of (ii) and (iii) above, such restrictions shall not apply with respect to any Investor or any of their Affiliates that is not engaged in any business that competes, directly or indirectly, with the Company or any of its subsidiaries. If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of Confidential Information, the provisions of this Agreement shall be read in such a way as to further restrict and not to permit any more extensive use or disclosure of Confidential Information. Notwithstanding the foregoing, for the purposes of Section 23(a)(ii), the Management Stockholder may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or its Affiliates which are publicly traded on a national or regional stock exchange or quotation system or on the over-the-counter market if the Management Stockholder (I) is not a controlling person of, or a member of a group which controls, such person and (II) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b) Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the parties hereto agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c) In the event that during the Restricted Period, the Management Stockholder breaches any of the provisions of Section 23(a) following the Company’s repurchase of Stock and/or Options as provided for herein, in addition to all other remedies that may be available to the Company, the Management Stockholder shall be required to pay to the Company any amounts actually paid to him by the Company in respect of any repurchase by the Company of any Options held by the Management Stockholder and, with respect to Stock, the Management Stockholder shall be required to pay to the Company such amounts, if any, that the Management Stockholder received in excess of the price paid by the Management Stockholder in acquiring such Stock, on a net after-tax basis.

24

Exhibit A

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FIRST DATA HOLDINGS, INC.

By:
Name:
Title:

NEW OMAHA HOLDINGS L.P,

By: New Omaha Holdings LLC, its General Partner

By:
Name:
Title:

MANAGEMENT STOCKHOLDER:

Name:

ADDRESS:

Schedule I

PURCHASED STOCK

Number of shares of Purchased Stock: 1,333,334

STATUS AS SENIOR MANAGEMENT STOCKHOLDER

☑ Yes ☐ No

Exhibit B

The 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates was previously filed with the United States Securities and Exchange Commission as Exhibit 10.5 of First Data Corporation’s Quarterly Report on Form 10-Q filed on November 14, 2007, Commission File No. 1-11073.

Exhibit C

STOCK OPTION AGREEMENT

THIS AGREEMENT, is made by and between First Data Holdings Inc., a Delaware corporation (hereinafter referred to as the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company or a Subsidiary or Affiliate of the Company (hereinafter referred to as the “Optionee”). Any capitalized terms herein not otherwise defined in Article I shall have the meaning set forth in the 2007 Stock Incentive Plan for Key Employees of First Data Corporation and its Affiliates, as it may be amended from time to time (the “Plan”).

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Option provided for herein to the Optionee as an incentive during his term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to issue said Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.1. Base Price

“Base Price” shall mean $3.00.

Section 1.2. Cause

“Cause” shall have the meaning ascribed to it in any employment agreement between the Optionee and the Company or any of its Affiliates.

Section 1.3. Closing Date

“Closing Date” shall mean September 24, 2007.

Section 1.4. Disability

“Disability” shall have the meaning ascribed to it in any employment agreement between the Optionee and the Company or any of its Affiliates or, if there is no such agreement, “Disability” as defined in the long-term disability plan of the Company.

Section 1.5. Fiscal Year

“Fiscal Year” shall mean each fiscal year of the Company commencing with the 2010 fiscal year (which, for the avoidance of doubt, commenced January 1, 2010) through the last day of the 2013 fiscal year, which ends December 31, 2013.

Section 1.6. Good Reason

“Good Reason” shall have the meaning ascribed to it any employment agreement between the Optionee and the Company or any of its Affiliates.

Section 1.7. Grant Date

“Grant Date” shall mean the date set forth on the signature page hereof as the “Grant Date”.

Section 1.8. Liquidity Event

“Liquidity Event” shall mean, in one or a series of transactions, a merger, recapitalization or other sale by the Sponsor or its Affiliates (including through a Public Offering) of Common Stock or other voting securities of the Company that results in the Sponsor no longer owning 90% of the number of shares of Common Stock or other voting securities of the Company (or any resulting company after a merger) owned, directly or indirectly, by the Sponsor, determined by measuring such number of shares as of that point in time that the Sponsor held its largest number of shares of Common Stock or other voting securities of the Company (or such resulting company after a merger).

Section 1.9. Management Stockholder’s Agreement

“Management Stockholder’s Agreement” shall mean that certain Management Stockholder’s Agreement between the Optionee and the Company.

Section 1.10. Measurement Date

“Measurement Date” shall mean any date upon which a Change in Control or a Liquidity Event occurs.

Section 1.11. Option

“Option” shall mean the aggregate of the Time Option and the Performance Option granted under Section 2.1 of this Agreement.

Section 1.12. Performance Option

“Performance Option” shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of shares of Common Stock set forth on the signature page hereof opposite the term Performance Option.

2

Section 1.13. Secretary

“Secretary” shall mean the Secretary of the Company.

Section 1.14. Sponsor

“Sponsor” shall mean the investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P.

Section 1.15. Sponsor IRR

“Sponsor IRR” shall mean, on any given date, a pretax compounded annual internal rate of return, based on the passage of time from the Closing Date of at least 25% realized, directly or indirectly, by the Sponsor after the Closing Date on any Shares held by the Sponsor, on a per Share, fully diluted basis, based on the amount invested by the Sponsor in the equity securities of the Company. For the avoidance of doubt, (a) any calculation of Sponsor IRR will for purposes of Section 3.1(d) be calculated solely with respect to Sponsor Shares actually sold or otherwise disposed of in the applicable transaction (but including cash dividends or other cash distributions paid on Sponsor Shares), and (b) Sponsor IRR will not be calculated taking into account the receipt by the Sponsor or any of its Affiliates of any management, monitoring, transaction or other fees payable to such parties by the Company or any of its Subsidiaries; provided that any management fees received by such parties in excess of those contemplated in the management agreement between the Sponsor and the Company (including any stipulated or specified increases increase mechanisms) shall be included in Sponsor Return.

Section 1.16. Sponsor Return

“Sponsor Return” shall mean, on any given date, all cash proceeds actually received, directly or indirectly, by the Sponsor after the Closing Date, including the receipt of any cash dividends or other cash distributions thereon, on a per Share, fully diluted basis, in an amount that equals or exceeds the product of 2.5 and the Base Price. For the avoidance of doubt, (a) any calculation of Sponsor Return will for purposes of Section 3.1(d) be calculated solely with respect to Sponsor Shares actually sold or otherwise disposed of in the applicable transaction, and (b) Sponsor Return will not be calculated taking into account the receipt by the Sponsor or any of its affiliates of any management, monitoring, transaction or other fees payable to such parties by the Company or any of its Subsidiaries; provided that any management fees received by such parties in excess of those contemplated in the management agreement between the Sponsor and the Company (including any stipulated or specified increases increase mechanisms) shall be included in Sponsor Return.

Section 1.17. Time Option

“Time Option” shall mean the right and option to purchase, on the terms and conditions set forth herein, all or any part of an aggregate of the number of shares of Common Stock set forth on the signature page hereof opposite the term Time Option.

3

ARTICLE II

GRANT OF OPTIONS

Section 2.1. Grant of Options

For good and valuable consideration, on and as of the Grant Date, the Company irrevocably grants to the Optionee the following Stock Options: (a) the Time Option and (b) the Performance Option, in each case on the terms and conditions set forth in this Agreement.

Section 2.2. Exercise Price

Subject to Section 2.4, the exercise price of the shares of Common Stock covered by the Option (the “Exercise Price”) shall be equal to $3.00.

Section 2.3. No Guarantee of Employment

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions of the Optionee’s employment agreement with the Company.

Section 2.4. Adjustments to Option

The Options shall be subject to the adjustment provisions of Sections 8 and 9 of the Plan, provided, however, that in the event of the payment of an extraordinary dividend by the Company to its stockholders, then: the Exercise Prices of the Options shall be reduced by the amount of the dividend paid, but only to the extent the Committee determines it to be permitted under applicable tax laws and not have adverse tax consequences to the Optionee under Section 409A of the Code; and, if such reduction cannot be fully effected due to such tax laws and it will not have adverse tax consequences to the Optionee, then the Company shall pay to the Optionee a cash payment, on a per Share basis, equal to the balance of the amount of the dividend not permitted to be applied to reduce the Exercise Price of the applicable Option as follows: (a) for each Share subject to a vested Option, immediately upon the date of such dividend payment; and (b) for each Share subject to an unvested Option, on the date on which such Option becomes vested and exercisable with respect to such Share.

4

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1. Commencement of Exercisability

(a) So long as the Optionee continues to be employed by the Company or any other Service Recipients, the Options shall become exercisable pursuant to the following schedules:

(i) Time Options. Each of the Time Options shall become vested and exercisable with respect to 20% of the Shares subject to each such Option on each of the first five anniversaries of October 1, 2010 (the “Vesting Reference Date”); and

(ii) Performance Options. A portion of the Performance Options shall become eligible to vest and become exercisable in accordance with the vesting schedule and EBITDA Targets (each an “EBITDA Target”) set forth in Schedule A attached hereto.

(b) Notwithstanding any of Section 3.1(a) above, upon the earlier occurrence of a Measurement Date:

(i) the Time Options shall become immediately exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to a Measurement Date (but only to the extent such Option has not otherwise terminated or become exercisable); and

(ii) the Performance Option shall (1) become immediately exercisable as to 100% of the shares of Common Stock subject to such Option immediately prior to a Measurement Date (but only to the extent such Option has not otherwise terminated or become exercisable) if as a result of the event constituting the Measurement Date, (x) the Sponsor IRR is achieved on 100% of the Sponsors’ aggregate investment, directly or indirectly, in the equity securities of the Company (the “Sponsor Shares”) or (y) the Sponsor Return is earned on 100% of the Sponsor Shares and (2) become vested as to the percentage of the shares of Common Stock subject to such Option immediately prior to a Measurement Date (but only to the extent such Option has not otherwise terminated or become exercisable) that will result in, as a result of the Measurement Date, (x) the achievement of the Sponsor IRR on 100% of the Sponsor Shares or (y) the achievement of the Sponsor Return on 100% of the Sponsor Shares, in each case taking into account the vesting of such shares of Common Stock subject to Option that so vest.

(iii) In the event that the Sponsors receive marketable securities in an event that results in a Measurement Date occurring (including, in the case of a Liquidity Event following a Public Offering, shares of Common Stock), (1) the Sponsor IRR and Sponsor Return shall be initially calculated at the time of the Measurement Date without regard to the value of the marketable securities so received and such resulting Sponsor Return and Sponsor IRR shall be used to determine vesting of shares of Common Stock subject to Performance Options in accordance with Section 3.1(b)(ii) above; and (2) if the Sponsor Return and/or Sponsor IRR as calculated in (1) above do not result in 100% vesting of the outstanding exercisable shares of Common Stock subject to such Option immediately prior to the Measurement Date, the Sponsor Return and Sponsor IRR shall be recalculated upon each direct or indirect disposition of such marketable securities by the Sponsors for cash, discounting the cash received to determine its present value at the time of the Measurement Date. If such recalculated Sponsor IRR and/or Sponsor Return would have resulted in 100% vesting of all shares of Common Stock subject to Performance Options at the time of the Measurement Date, then all such Options shall immediately vest; provided, however, that if the Optionee’s Performance Options have been forfeited

5

or cancelled between the occurrence of the Measurement Date and the subsequent vesting of such Performance Options, in accordance with this Section 3.1(b)(iii), the Optionee shall be entitled to the difference between the price per Share paid in connection with the event resulting in the occurrence of the Measurement Date and the Exercise Price of the Performance Options that were so cancelled or forfeited.

(c) Notwithstanding the foregoing, no Option shall become exercisable as to any additional shares of Common Stock following the termination of employment of the Optionee for any reason and any Option, which is unexercisable as of the Optionee’s termination of employment, shall immediately expire without payment therefor; provided that following a termination of employment of the Optionee (x) by reason of the Optionee’s death or Disability, (y) as result of a termination by the Company without Cause or (z) as a result of a resignation by the Optionee with Good Reason, (i) the unvested Time Options that would have vested on the next anniversary of the Vesting Reference Date shall vest pro rata as determined by multiplying the number of shares of Common Stock subject to the Time Option that would have so vested on such next anniversary by a fraction, the numerator of which corresponds to the number of completed months of employment since the anniversary of the Vesting Reference Date immediately preceding the date of the Optionee’s termination of employment and the denominator of which is 12 (the “Time Pro Rata Fraction”) and (ii) the unvested Performance Options shall immediately expire without payment therefor. For the avoidance of doubt, the numerator of the Time Pro Rata Fraction shall in all cases be a whole number.

Section 3.2. Expiration of Option

Except as otherwise provided in Section 5 or 6 of the Management Stockholder’s Agreement, the Optionee may not exercise the Options to any extent after the first to occur of the following events:

(a) The tenth anniversary of the Grant Date;

(b) The first anniversary of the date of the Optionee’s termination of employment with the Company and all Service Recipients, if the Optionee’s employment is terminated by reason of death or Disability (unless earlier terminated as provided in Section 3.2(h) below);

(c) Immediately upon the date of the Optionee’s termination of employment by the Company and all Service Recipients for Cause;

(d) Immediately upon the date of the Optionee’s termination of employment by the Optionee without Good Reason (except due to death or Disability);

(e) The first anniversary of the date of the Optionee’s termination of employment by the Company and all Service Recipients without Cause (for any reason other than as set forth in Section 3.2 (b));

(f) The first anniversary of the date of the Optionee’s termination of employment by the Optionee for Good Reason;

6

(g) The date the Options are terminated pursuant to Section 5 or 6 of the Management Stockholder’s Agreement; or

(h) At the discretion of the Company, if the Committee so determines pursuant to Section 9 of the Plan.

Notwithstanding the foregoing, the time periods set forth in this Section 3.2 shall not begin to run with respect to Performance Options that vest in accordance with Section 3.1(a)(ii) until the time at which the Board certifies the financial statements for the Company for the Fiscal Year immediately preceding the Fiscal Year in which, or for the Fiscal Year in which, termination of employment occurs.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1. Person Eligible to Exercise

During the lifetime of the Optionee, only the Optionee (or his or her duly authorized legal representative) may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2. Partial Exercise

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common Stock only.

Section 4.3. Manner of Exercise

An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

(a) Notice in writing signed by the Optionee or the other person then entitled to exercise an Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b) (i) Full payment (in cash or by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised or (ii) indication that the Optionee elects to have the number of Shares that would otherwise be issued to the Optionee reduced by a number of Shares having an equivalent Fair Market Value to the payment that would otherwise be made by Optionee to the Company pursuant to clause (i) of this subsection (b);

7

(c) Full payment (in cash or by check or by a combination thereof) to satisfy the minimum withholding tax obligation with respect to which such Option or portion thereof is exercised, unless the Committee permits the Optionee to elect to have the number of Shares that would otherwise be issued to the Optionee reduced by a number of Shares having an equivalent Fair Market Value to the payment that would otherwise be made by the Optionee to the Company in respect of such tax obligation, such permission not to be unreasonably withheld by the Committee;

(d) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of Common Stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended (the “Act”), and then applicable rules and regulations thereunder, and that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations; and

(e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (d) above and the agreements herein. The written representation and agreement referred to in subsection (d) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section 4.4. Conditions to Issuance of Stock Certificates

The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares, which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased (if certified, or if not certified, register the issuance of such shares on its books and records) upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable;

8

(b) The execution by the Optionee of the Management Stockholder’s Agreement and a Sale Participation Agreement between the Optionee and New Omaha Holdings L.P. (the “Sale Participation Agreement”); and

(c) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law.

Section 4.5. Rights as Stockholder

Except as otherwise provided in Section 2.4 of this Agreement, the holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Options or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder or the Shares have otherwise been recorded in the records of the Company as owned by such holder.

ARTICLE V

MISCELLANEOUS

Section 5.1. Option Not Transferable

Neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.1 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.2. Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5,2, either party may hereafter designate a different address for notices to be given to him. Any notice, which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.2. Any notice shall have been deemed duly given when (i) delivered in person, (ii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service, or (iii) enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with fees prepaid) in an office regularly maintained by FedEx, UPS, or comparable non-public mail carrier.

9

Section 5.3. Titles; Pronouns

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. The masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

Section 5.4. Applicability of Plan, Management Stockholder’s Agreement and Sale Participation Agreement

The Options and the shares of Common Stock issued to the Optionee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan, the Management Stockholder’s Agreement and a Sale Participation Agreement, to the extent applicable to the Options and such Shares.

Section 5.5. Amendment

Subject to Section 10 of the Plan, this Agreement may be amended only by a writing executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 5.6. Governing Law

The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section 5.7. Arbitration

In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place within the New York, New York metropolitan area. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator.

[Signatures on next page.]

10

Exhibit C

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

FIRST DATA HOLDINGS INC.

By:
Title:

Exhibit C

Option Grants:

Aggregate number of shares of Common Stock

for which the Time Option granted hereunder is

exercisable: 2,000,000

Aggregate number of shares of Common Stock

for which the Performance Option granted hereunder

is exercisable: 2,000,000

Grant Date: October __, 2010

OPTIONEE:

Name:	Jonathan J. Judge
Address:

[Signature Page of Stock Option Agreement]

Exhibit C

Schedule A

Performance Targets

The below vesting schedule is based on the Company’s achievement of the corresponding EBITDA Target in any Fiscal Year commencing January 1, 2010 and ending on or before December 31, 2013.

EBITDA Target	Vesting
$2.8B	25%
$3.1B	75%
$3.4B	100%

“EBITDA” shall mean earnings before interest, taxes, depreciation and amortization (excluding any transaction, management and/or similar fees paid to the Sponsor and/or its Affiliates, and earnings from the IPS business), as previously provided by the Sponsor to the officers of the Company. The Board shall, fairly and appropriately, adjust the calculation of EBITDA to reflect, to the extent not contemplated in the Sponsor projections, the following: acquisitions, divestitures, non-recurring costs required to achieve cost saving initiatives, non-cash compensation expense and any change required by GAAP relating to share-based compensation or for other changes in GAAP promulgated by accounting standard setters that, in each case, the Board in good faith determines require adjustment of EBITDA. The Board’s determination of such adjustment shall be based on the Company’s accounting as set forth in its books and records and on the financial plan of the Company pursuant to which the Annual Performance Targets were originally established.

If the Company makes an acquisition in any year, the EBITDA Target will be adjusted, fairly and appropriately, by the amount of EBITDA in the plan for the target presented to the Board at the time the acquisition is approved by the Board. The EBITDA Target will also be fairly and appropriately adjusted by the Board, in consultation with management, to the extent not contemplated in the plan for the following: any divestitures, major capital investment programs, any change required by GAAP relating to share-based compensation or other changes in GAAP promulgated by accounting standard setters. In the event that any of the foregoing action is taken, such adjustment shall be only the amount deemed reasonably necessary by the Board, in the exercise of its good faith judgment, after consultation of the Company’s accountants, to accurately reflect the direct and measurable effect such event has on such EBITDA Target. The intent of such adjustments is to keep the probability of achieving the EBITDA Target the same as if the event triggering such adjustment had not occurred. The Board’s determination of such necessary adjustment shall be made within 60 days following the completion or closing of such event, and shall be based on the Company’s accounting as set forth in its books and records and on the Company’s financial plan pursuant to which the EBITDA Target was originally established.

Exhibit D

SALE PARTICIPATION AGREEMENT

October __, 2010

To: The Person whose name is set forth on the signature page hereof

Dear Sir or Madam:

You have entered into a Management Stockholder’s Agreement, dated as of the date hereof, among First Data Holdings, Inc., a Delaware corporation (the “Company”), New Omaha Holdings L.P., a Delaware limited partnership and the parent entity of the Company (“Parent”), and you (the “Stockholder’s Agreement”) relating to the purchase by you of Purchased Stock (as defined in the Stockholder’s Agreement) and the grant by the Company to you of options (together with any other options granted to you after the date hereof, “Options”) to purchase shares of common stock, par value $0.01 per share, of the Company (“Common Stock”, which includes Purchased Stock and any other stock of the Company otherwise acquired or held by you as or after the date hereof, whether pursuant to the exercise of Options or otherwise). Capitalized terms used by not defined herein shall have the meaning ascribed to such terms in the Stockholder’s Agreement. Parent hereby agrees with you as follows, effective as of the date hereof:

1. (a) In the event that at any time on or after the date hereof, (i) Parent, (ii) any of the Investors (as defined in the Stockholder’s Agreement) or (iii) any of their respective Affiliates (collectively, the “Selling Entities”) proposes to sell, directly or indirectly, for cash or any other consideration any shares of Common Stock owned by any such Selling Entity, in any transaction other than (x) a Public Offering or (y) a sale, directly or indirectly, to an Affiliate of Parent or an Investor, then, unless Parent is entitled to and does exercise the drag-along rights pursuant to Paragraph 7 below and the Drag Transaction is consummated, Parent will notify you or your Management Stockholder’s Estate or Management Stockholder’s Trust (as such terms are defined in the Stockholder’s Agreement, and collectively with you, the “Management Stockholder Entities”), as the case may be, in writing (a “Notice”) of such proposed sale (a “Proposed Sale”) specifying the principal terms and conditions of the Proposed Sale (the “Material Terms”) including (A) the amount of Common Stock to be included in the Proposed Sale, (B) the percentage of the outstanding Common Stock at the time the Notice is given that is represented by the number of shares to be included in the Proposed Sale, (C) the price per share of Common Stock subject to the Proposed Sale, including a description of any pricing formulae and of any non-cash consideration sufficiently detailed to permit valuation thereof, (D) the Tag Along Sale Percentage of Parent, and (E) the name and address of the Person to whom the offered Common Stock is proposed to be issued.

(b) If, within 10 business days after the delivery of Notice under Section 1(a), Parent receives from a Management Stockholder Entity a written request (a “Request”) to include Common Stock held by the Management Stockholder Entity in the Proposed Sale (which Request shall be irrevocable except (a) as set forth in clauses (c) and (d) of this Section 1 below or (b) if otherwise mutually agreed to in writing by the Management Stockholder Entity and Parent), the Common Stock held by you plus all shares of Common Stock which you are then entitled to acquire under any unexercised portion of Options, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale (not in any event to exceed the Tag Along Sale Percentage multiplied by the total number of shares of Common Stock held by the Management Stockholder Entities in the aggregate, including all shares of Common Stock which you are then entitled to acquire under any unexercised portion of Options, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale) will be so included as provided herein. Promptly after the execution of the Sale Agreement, Parent will furnish each Management Stockholder Entity with a copy of the Sale Agreement, if any. For purposes of this Agreement, the “Tag Along Sale Percentage” shall mean the fraction, expressed as a percentage, determined by dividing the number of shares of Common Stock to be purchased from the Selling Entity by the total number of shares of Common Stock owned directly or indirectly by the Selling Entities.

(c) Notwithstanding anything to the contrary contained in this Agreement, if any of the economic terms of the Proposed Sale change adversely, including without limitation if the per share price will be less than the per share price disclosed in the Notice, or any of the other principal terms or conditions will be materially less favorable to the selling Management Stockholder Entities than those described in the Notice, Parent will provide written notice thereof to each Management Stockholder Entity who has made a Request and each such Management Stockholder Entity will then be given an opportunity to withdraw the offer contained in such holder’s Request (by providing prompt (and in any event within five (5) business days; provided that, notwithstanding the foregoing, if the proposed closing with respect to the Proposed Sale is to occur within five (5) business days or less, no later than three (3) business days prior to such closing) written notice of such withdrawal to Parent), whereupon such withdrawing Management Stockholder Entity will be released from all obligations thereunder.

(d) If the Selling Entity does not complete the Proposed Sale by the end of the 120th day following the date of the effectiveness of the Notice, each selling Management Stockholder Entity may elect to be released from all obligations under the applicable Request by notifying Parent in writing of its desire to so withdraw. Upon receipt of that withdrawal notice, the Notice of the relevant Management Stockholder Entity shall be null and void, and it will then be necessary for a separate Notice to be furnished, and the terms and provisions of clauses (a) and (b) of this Section 1 separately complied with, in order to consummate such Proposed Sale pursuant to this Section 1, unless the failure to complete such proposed sale resulted from any failure by any selling Management Stockholder Entity to comply with the terms of this Section 1.

2. (a) The number of shares of Common Stock that you will be permitted to include in a Proposed Sale pursuant to a Request will be the lesser of (A) the number of shares of Common Stock that you have offered to sell in the Proposed Sale as set forth in the Request and (B) the number of shares of Common Stock determined by multiplying (i) the number of shares of Common Stock to be included in the Proposed Sale by (ii) a fraction the numerator of which is the number of shares of Common Stock owned by you plus all shares of Common Stock which you are then entitled to acquire under any unexercised portion of Options, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale and the denominator of which is the total number of shares of Common Stock owned by the Management Stockholder Entities and all other Persons participating in such sale as tag-along sellers pursuant to Other Management Stockholder Agreements (as defined in the

2

Stockholder’s Agreement) or other agreements (all such participants, the “Tag Along Sellers”) plus all shares of Common Stock which you and such Persons are then entitled to acquire under any unexercised portion of Options, to the extent such Options are then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, plus all shares of Common Stock owned by the Selling Entities. Each Tag Along Seller shall be permitted to conditionally exercise Options such that if the Proposed Sale in not consummated, such exercise shall be void and such Options shall remain exercisable on the same terms and conditions as prior to such conditional exercise.

(b) If one or more Tag Along Sellers elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale pursuant to Paragraph 2(a) (such non-included shares, the “Eligible Shares”), then each of the Selling Entities, or the remaining Tag Along Sellers, or any of them, will have the right to sell in the Proposed Sale a number of additional shares of their Common Stock equal to their pro rata portion of the number of Eligible Shares, based on the relative number of shares of Common Stock then held by each such holder plus all shares of Common Stock which you are then entitled to acquire under any unexercised portion of the Option, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, and such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to Paragraph 2(a) for the purpose of determining the number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale. The Selling Entities will have the right to sell in the Proposed Sale additional shares of Common Stock owned by it equal to the number, if any, of remaining Eligible Shares which will not be included in the Proposed Sale pursuant to the foregoing.

3. Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Entity proposes to sell in the Proposed Sale. Such terms and conditions shall include, without limitation: the sale price; the payment of fees, commissions and expenses; the provision of, and customary representations and warranties as to, information reasonably requested by Parent covering matters regarding the Management Stockholder Entities’ ownership of shares; and the provision of requisite indemnification; provided that any indemnification provided by the Management Stockholder Entities shall be pro rata in proportion with the number of shares of Common Stock to be sold; provided, further, that no Management Stockholder Entity shall be required to indemnify any Person for an amount, in the aggregate, in excess of the gross proceeds received in such Proposed Sale. Notwithstanding anything to the contrary in the foregoing, if the consideration payable for shares of Common Stock is securities and the acquisition of such securities by a Management Stockholder Entity would reasonably be expected to be prohibited under U.S., foreign or state securities laws, such Management Stockholder Entity shall be entitled to receive an amount in cash equal to the value of any such securities such Person would otherwise be entitled to receive.

4. Upon delivering a Request, the Management Stockholder Entities will, if requested by Parent, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to Parent with respect to the shares of Common Stock which are to be

3

sold by the Management Stockholder Entities pursuant hereto (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will contain customary provisions and will provide, among other things, that the Management Stockholder Entities will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (if such shares are certificated) representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder Entities’ agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder Entities’ behalf with respect to the matters specified therein.

5. Your right pursuant hereto to participate in a Proposed Sale shall be contingent on your material compliance with each of the provisions hereof and your willingness to execute such documents, on the same material terms and conditions, as are executed by Parent in connection therewith.

6. If the consideration to be paid in exchange for shares of Common Stock in a Proposed Sale pursuant to Section 1 includes any securities, and the receipt thereof by Parent and a Management Shareholder Entity would require under applicable law (a) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities or (b) the provision to any selling Management Shareholder Entity of any information regarding the Company, its subsidiaries, such securities or the issuer thereof that would not be required to be delivered in an offering solely to a limited number of “accredited investors” under Regulation D promulgated under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder, Parent and such Management Shareholder Entity shall not, subject to the following sentence, have the right to sell shares of Common Stock in such proposed sale. In such event, Parent shall have the right to cause to be paid to such selling Management Shareholder Entity in lieu thereof, against surrender of the shares of Common Stock which would have otherwise been sold by such selling Management Shareholder Entity to the prospective buyer in the proposed sale, an amount in cash equal to the Fair Market Value (as defined in the Stockholder’s Agreement) of such shares of Common Stock as of the date such securities would have been issued in exchange for such shares of Common Stock.

7. (a) If the Selling Entities propose to transfer, directly or indirectly, a number of shares of Common Stock equal to 50% or more of the outstanding Common Stock (the Person to whom shares are proposed to be transferred, the “Drag-Along Purchaser”), then if requested by Parent, the Management Stockholder Entities shall be required to sell a number of shares of Common Stock equal to the aggregate number of shares of Common Stock held by the Management Stockholder Entities (including shares of Common Stock underlying exercisable Options) multiplied by the Tag Along Sale Percentage (such transaction, a “Drag Transaction”).

(b) Shares of Common Stock held by the Management Stockholder Entities included in a Drag Transaction will be included in any agreements with the Drag-Along Purchaser relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Entities propose to sell in the Drag Transaction. Such terms and conditions shall include, without limitation: the pro rata reduction of the number of shares of Common Stock to be sold by the Selling Entities and the Management Stockholder Entities to be included in the Drag Transaction if required by the Drag-Along Purchaser; the sale price; the

4

payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information reasonably requested by Parent covering matters regarding the Management Stockholder Entities’ ownership of shares; and the provision of requisite indemnification; provided that any indemnification provided by the Management Stockholder Entities shall be pro rata in proportion with the number of shares of Common Stock to be sold; provided, further, that no Management Stockholder Entity shall be required to (x) indemnify any Person for an amount, in the aggregate, in excess of the gross proceeds received in such Proposed Sale or (y) agree to any non-compete or non-solicit provisions that are more restrictive than such similar agreement between the Company and such Management Stockholder Entity.

(c) Your pro rata share of any amount to be paid pursuant to Paragraph 3 or 7(b) shall be based upon the number of shares of Common Stock intended to be transferred by the Management Stockholder Entities plus the number of shares of Common Stock you would have the right to acquire under any unexercised portion of the Option which is then vested or would become vested as a result of the Proposed Sale or Drag Transaction, assuming that you receive a payment in respect of such Option.

(d) Notwithstanding anything to the contrary in the foregoing, if the consideration payable for shares of Common Stock is securities and the acquisition of such securities by a Management Stockholder Entity would reasonably be expected to be prohibited under U.S., foreign or state securities laws, such Management Stockholder Entity shall be entitled to receive an amount in cash equal to the value of any such securities such Person would otherwise be entitled to receive.

8. The obligations of Parent hereunder shall extend only to you and your transferees (“Permitted Transferees”) who (a) are Other Management Stockholders, (b) are party to a Management Stockholder’s Agreement with the Company and (c) have acquired Common Stock pursuant to a Permitted Transfer, and none of the Management Stockholder Entities’ successors or assigns, with the exception of any Permitted Transferee and only with respect to the Common Stock acquired by such Permitted Transferee pursuant to a Permitted Transfer, shall have any rights pursuant hereto.

9. For the avoidance of doubt, for purposes of this Agreement and the Stockholder’s Agreement, sales and purchases of interests in Parent held by the Investors or their Affiliates shall be treated as a sale and purchase of the underlying shares of Common Stock represented by the interests so sold or purchased, and the parties hereto shall be treated in the same manner had such shares been held directly by the Investors or their Affiliates.

10. This Agreement shall terminate and be of no further force and effect on the occurrence of the consummation of a Qualified Public Offering in which the Investors dispose of substantially all of their interests in the Company.

11. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (d) one (I) business day

5

after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to such party’s address as set forth below or at such other address or to such other person as the party shall have furnished to each other party in writing in accordance with this provision:

If to Parent, at the following address:

KKR 2006 Fund, L.P.

9 West 57th Street, Suite 4200

New York, New York 10019

Attention: Scott Nuttall

Telecopy: (212) 750-0003

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Andrea K. Wahlquist, Esq.

Telecopy: (212) 455-2502

If to the Company, to the Company at the following address:

First Data Holdings, Inc.

5565 Glenridge Connector, NE

Atlanta, Georgia 30342

Attention: General Counsel

Telecopy:

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Andrea K. Wahlquist, Esq.

Telecopy: (212) 455-2502

If to you, to you at the address first set forth above herein;

If to your Management Stockholder’s Estate or Management Stockholder’s Trust, to the address provided to the Company by such entity.

12. The laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place in New York,

6

New York. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses, unless otherwise determined by the arbitrator; provided that if the Management Stockholder substantially prevails on any of his or her substantive legal claims, then the Investors shall reimburse all legal fees and arbitration fees incurred by the Management Stockholder to arbitrate the dispute: Each party hereto hereby irrevocably waives any right that it may have had to bring an action in any court, domestic or foreign, or before any similar domestic or foreign authority with respect to this Agreement.

13. This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

14. It is the understanding of the undersigned that you are aware that no Proposed Sale is contemplated and that such a sale may never occur.

15. This Agreement may be amended by Parent at any time upon the written consent of the majority of the Management Stockholders on the Executive Committee of the Company (which shall be comprised of the Chief Executive Officer and his direct reports), which consent shall not be unreasonably withheld; provided that any amendment (i) that materially disadvantages the Management Stockholder shall not be effective unless and until the Management Stockholder has consented thereto in writing and (ii) that disadvantages a class of stockholders in more than a de minimis way but less than a material way shall require the consent of a majority of the equity interests held by such affected class of stockholders.

[Signatures on following pages]

7

If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

Very truly yours,

NEW OMAHA HOLDINGS L.P.

By:	NEW OMAHA HOLDINGS LLC, its general partner

By:
Name:
Title:

Accepted and agreed this day of .

Name:

8

Exhibit E

Boards on Which Executive May Sit/Entities With Which He May Remain Affiliated

1. Dun & Bradstreet

2. PMC-Sierra

3. Upstate Regional Advisory Board to the Federal Reserve Bank of New York

9